UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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GEORGIA-PACIFIC CORPORATION

(Name of Registrant as specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NEW!
QUILTED
NORTHERN

Brawny

Georgia-Pacific

PLYTANIUM

BUILD IT BETTER

Georgia-Pacific Corporation • Notice of 2004 Annual Meeting of Shareholders and Proxy Statement

March 26, 2004

Dear Fellow Shareholder:

You are invited to attend the Annual Meeting of Shareholders of Georgia-Pacific Corporation at 11:00 a.m., Eastern time, on Tuesday, May 4, 2004. The Annual Meeting will be held in the Auditorium at Georgia-Pacific Center, 133 Peachtree Street, N.E., in Atlanta, Georgia. We hope you can attend.

We look forward to reporting to you on recent events at your Company as well as on other important matters. In addition, we will vote on the matters set forth in the attached Notice of Annual Meeting and Proxy Statement.

We have again provided to you the option of voting by mail, telephone or the Internet. Your vote is important. Even if you plan to attend the meeting, please vote as soon as possible.

Sincerely,

A. D. Correll

Chairman and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS—MAY 4, 2004

  TIME

11:00 a.m., Eastern time, on Tuesday, May 4, 2004

  BUSINESS

Consider and act on proposals to:

■	elect 6 members of the Board of Directors;
■	amend the Georgia-Pacific Corporation Long-Term Incentive Plan to add stock appreciation rights, known as SARs, as permitted awards under the plan;
■	approve the Georgia-Pacific Corporation Short-Term Incentive Plan so that incentive compensation awards paid under the plan will be fully deductible under 162(m) of the Internal Revenue Code of 1986, as amended; and
■	ratify the appointment of our independent auditors, Ernst & Young LLP, as auditors for our fiscal year ending January 1, 2005.

  DOCUMENTS

The Proxy Statement, proxy card, our 2003 Annual Report and our Form 10-K for fiscal year 2003 are included in this mailing. These documents are first being mailed to shareholders on or about March 31, 2004. Our 2003 Annual Report and Form 10-K for fiscal year 2003 do not form any part of the material for the solicitation of proxies.

  PLACE

The Auditorium at Georgia-Pacific Center

133 Peachtree Street, N.E.

Atlanta, Georgia

  RECORD DATE

Owners of shares of common stock of Georgia-Pacific at the close of business on March 10, 2004 may attend and vote at the meeting.

  EXECUTIVE OFFICES

Georgia-Pacific Corporation

133 Peachtree Street, N.E.

Atlanta, Georgia 30303-1847

  VOTING

Even if you plan to attend the meeting, please provide us with your voting instructions in one of the following ways as soon as possible:

■	Internet — use the Internet address on the proxy card;
■	Telephone — use the toll-free number on the proxy card; or
■	Mail — mark, sign, and date the proxy card and return it in the enclosed postage-paid envelope.

By order of the Board of Directors,

Kenneth F. Khoury

Vice President, Deputy General Counsel and Secretary

PROXY STATEMENT–TABLE OF CONTENTS

QUESTIONS AND ANSWERS

Q:	Who is entitled to vote?
A:	Georgia-Pacific shareholders of record as of the close of business on March 10, 2004 are entitled to vote at the Annual Meeting.

Q:	What will I likely be voting on?
A:	There are 4 proposals that may be voted on at the Annual Meeting:
■	a proposal to elect 6 members of the Board of Directors;
■	a proposal to amend the Georgia-Pacific Corporation Long-Term Incentive Plan, or LTIP, to add stock appreciation rights, known as SARs, as permitted awards under the LTIP. This proposal will not increase the number of shares that can be awarded under the LTIP;
■	a proposal to approve the Georgia-Pacific Corporation Short-Term Incentive Plan, or STIP, so that incentive compensation awards paid under the STIP will be fully deductible under 162(m) of the Internal Revenue Code of 1986, as amended; and
■	a proposal to ratify the appointment of our independent auditors, Ernst & Young LLP, as auditors for our fiscal year ending January 1, 2005.

Q:	When and where is the Annual Meeting?
A:	The Annual Meeting is scheduled to begin at 11:00 a.m., Eastern time, on Tuesday, May 4, 2004, in the Auditorium at Georgia-Pacific Center, 133 Peachtree Street, N.E., in Atlanta, Georgia.

Q:	What are the Board’s recommendations?
A:	In summary, the Board of Directors recommends a vote:
■	FOR the election of the nominated directors (see pages 5-7);
■	FOR the approval of the amendment to the LTIP (see pages 33-37);
■	FOR the approval of the STIP (see pages 38-39); and

■	FOR the ratification of the appointment of our auditors (see page 40).

Q:	How many votes are needed to approve each item?
A:	Election of Directors. The affirmative vote of a plurality of the votes cast by the shares entitled to vote at the Annual Meeting is required to elect each director.

Approval of the LTIP Amendment.    The votes cast in favor of this proposal must exceed the votes cast in opposition for the proposal to be adopted, provided that the total number of votes cast on this matter represents greater than 50% of our outstanding shares. For further information regarding how we will determine the number of votes cast for this proposal, see the question below regarding the treatment of abstentions and broker non-votes.

Approval of the STIP.    The votes cast in favor of this proposal must exceed the votes cast in opposition for the proposal to be approved.

Ratification of the appointment of our auditors.    The votes cast in favor of this proposal must exceed the votes cast in opposition for this proposal to be approved.

Q:	How will abstentions and broker non-votes be treated?
A:

Abstentions and broker non-votes will be counted as “shares present” at the Annual Meeting in determining whether a quorum exists. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. Under New York Stock Exchange rules, brokers or other nominees who are New York

QUESTIONS AND ANSWERS

Stock Exchange members are expected to have discretionary voting power for the election of directors (Proposal No. 1), for the approval of the STIP (Proposal No. 3) and for the ratification of Ernst & Young LLP as our independent auditors (Proposal No. 4). Abstentions and broker non-votes (if any) with respect to these proposals will not be counted as “votes cast” and will have no effect on the result of the vote.

With respect to the proposal to approve the amendment to the LTIP (Proposal No. 2), brokers or other nominees who are New York Stock Exchange members will not have discretionary voting authority. As a result, if your shares are being voted by a broker or other nominee who is a New York Stock Exchange member, such shares will be voted in favor of (or against) the proposal only if you have provided specific voting instructions to your broker or other nominee. Failure to provide such instructions will result in a broker non-vote.

As described above, approval of the amendment to the LTIP will require that votes cast in favor of the proposal exceed the votes cast in opposition, provided that the total number of votes cast on the matter represents greater than 50% of our outstanding shares. The New York Stock Exchange takes the position that an abstention is a “vote cast,” and that a broker non-vote is not a “vote cast.” Accordingly, we expect to include abstentions and exclude broker non-votes in determining whether 50% of our outstanding shares have voted on the proposal to amend the LTIP. Abstentions will have the same effect as a vote against this proposal.

Q:	How will my proxy be voted?
A:	Unless you give other instructions, the persons named as proxies on the enclosed proxy card will vote in accordance with the recommendation of the Board of Directors. Accordingly, if no specification is made, shares properly represented by proxies will be voted “FOR” the director nominees named on pages 5-7, “FOR” the amendment to the LTIP, “FOR” the approval of the STIP and “FOR” the ratification of the appointment of our auditors.

Q:	How will voting on any other business be conducted?
A:	If any matter other than those currently scheduled to be voted on is properly raised and presented at the Annual Meeting, your vote gives authority to the persons named on the proxy card to vote on any such matter in their discretion. To the extent any other matter is voted on, generally the votes cast in favor of the matter must exceed those cast in opposition in order for the matter to be approved.

Q:	How many votes is each share entitled to?
A:	Each share of Georgia-Pacific common stock is entitled to one vote.

Q:	How do I vote?
A:	You may vote:
■	by attending the Annual Meeting;
■	via the Internet at www.eproxyvote.com/gp;
■	by telephone at 1-877-779-8683 (1-877-PRX-VOTE) as directed on your proxy card; or
■	by completing and mailing your proxy card.

Specific instructions for voting are described on the enclosed proxy card.

Q:	Can I change my vote?
A:

Yes. You may revoke your proxy by submitting a new proxy by one of the methods described in the previous question and answer, or by sending a written request to change your vote that must be received by our Corporate

QUESTIONS AND ANSWERS

Secretary prior to the Annual Meeting. Giving your proxy does not deprive you of your right to vote in person should you attend the Annual Meeting.

Q:	Who will tabulate the votes?
A:	EquiServe Trust Company, N.A. will tabulate the votes and act as inspector of election.

Q:	How many votes does Georgia-Pacific need to hold the meeting?
A:	As of the record date, March 10, 2004, 257,510,576 shares of common stock of Georgia-Pacific were outstanding. Accordingly, the total number of possible votes is 257,510,576. A number of votes equal to or greater than a majority of the possible votes, or 128,755,289 (including abstentions and broker non-votes), will constitute a quorum. No business may be transacted at the Annual Meeting without a quorum. If you are present at the Annual Meeting in person or by proxy, or vote by proxy card, telephone or the Internet, you will be considered part of the quorum.

Q:	Is my vote confidential?
A:	Proxy cards, ballots and voting tabulations that identify individual shareholders are mailed or returned directly to EquiServe, and handled in a manner that is designed to protect your privacy. Your vote will not be disclosed except:
■	as needed to permit EquiServe to tabulate and certify the vote;
■	as required by law;
■	if we determine in good faith that a bona fide dispute exists as to the accuracy or authenticity of a proxy, ballot or vote; or
■	in the event of a proxy contest, unless all parties to the contest agree to follow our confidentiality policy.

Q:	What does it mean if I get more than one proxy card?
A:	You may receive a proxy card for each account that you have, including shares held by the trustees in our dividend reinvestment plan or any employee benefit plan. Please vote by proxy for all accounts to ensure that all of your shares are voted. The proxy card (or cards) you receive represents all of the shares you are entitled to vote. If you wish to consolidate multiple accounts, please contact EquiServe, at 1-800-519-3111.

Q:	How will shares in Georgia-Pacific employee benefit plans be voted?
A:	This proxy statement is being used to solicit voting instructions for the shares of our stock that are held by the trustees of our benefit plans for the benefit of plan participants. Shares held in our benefit plans that are entitled to vote will be voted by the trustees pursuant to your instructions. Shares held in any employee benefit plan that are entitled to vote, but do not vote, will not be counted. You must instruct the trustees to vote your shares by utilizing one of the voting methods described above.

Q:	Who are the proxy solicitors and what are the solicitation expenses?
A:	We have hired D.F. King & Co., Inc. for $12,500, plus its costs, to assist in the distribution of proxy material and solicitation of proxies by mail, telephone, facsimile or personal meetings. Our officers, directors and employees may also assist with solicitation efforts.

We will reimburse brokers and other custodians, nominees and fiduciaries for forwarding proxy and solicitation materials to our shareholders in accordance with the fee schedule approved by the New York Stock Exchange.

Q:	May I access this year’s proxy statement and annual report via the Internet?
A:	Yes. This proxy statement, our 2003 Annual Report and our Form 10-K for fiscal year 2003

QUESTIONS AND ANSWERS

are available by accessing the Investor Information section under the “About Us” tab on our website at www.gp.com. In addition, most shareholders can elect to receive future proxy statements and proxy cards, annual reports and forms 10-K over the Internet instead of receiving paper copies in the mail. Links will be provided to elect this option if you vote over the Internet in accordance with the instructions on your proxy card.

Q:	When are shareholder proposals intended for inclusion in next year’s Annual Meeting Proxy Statement due?
A:	The deadline for receipt of shareholder proposals intended to be included in the proxy statement or otherwise for next year’s annual meeting is the close of business on December 2, 2004. They must be submitted in writing to Kenneth F. Khoury, Vice President, Deputy General Counsel and Secretary, Georgia-Pacific Corporation, 133 Peachtree Street, N.E., Atlanta, Georgia 30303.

Q:	What if I do not meet the deadline for including a proposal in the proxy statement for next year’s annual meeting?
A:	In accordance with our bylaws, proposals not included in the proxy statement for next year’s annual meeting may still be presented directly at the meeting. However, management will be able to vote proxies in its discretion on any such proposal if we:
■	receive notice of the proposal before the close of business on February 15, 2005, and advise shareholders in the annual meeting proxy statement about the nature of the matter and how management intends to vote on such matter ; or

■	do not receive notice of the proposal before the close of business on February 15, 2005.

Notices of intention to present proposals at next year’s annual meeting should be addressed to our Corporate Secretary at the address specified above.

Q:	How can shareholders nominate Director candidates?
A:	In accordance with our bylaws, shareholders may propose director candidates for consideration by the Board’s Executive and Governance Committee, or nominate persons for election as directors at a meeting, by following the procedures described below under “Corporate Governance – Nominees Recommended by Shareholders.”

Q:	How do I obtain a copy of Georgia-Pacific’s materials related to corporate governance?
A:	Our Corporate Governance Guidelines, charters of each standing Board committee and Code of Business Conduct and Ethics, and other materials related to our corporate governance, are published on the Corporate Governance section of our website at www.gp.com/center/governance. In addition, this information is available in print to any shareholder who requests it by contacting Investor Relations, Georgia-Pacific Corporation, 133 Peachtree Street, N.E., Atlanta, Georgia, 30303 or telephone (404) 652-5555.

Shareholders may also contact our Corporate Secretary at the address specified above for a copy of our bylaw provisions regarding the requirements for making shareholder proposals and nominating director candidates.

NOMINEES AND DIRECTORS

Proposal No. 1 — Election of Directors

At the date of this Proxy Statement, our Board of Directors is comprised of 12 directors, 10 of whom are non-management directors. Our Board of Directors is divided into 3 classes, with the directors in each class serving for a term of 3 years and until their successors are elected and qualified. There are 6 nominees for election to our Board this year. Proxies can be voted for no more than 6 persons. All of the nominees except Karen N. Horn and William R. Johnson have served as directors since the last annual meeting.

The persons named on the enclosed proxy card will vote each properly executed proxy for the election of the nominees named below as directors unless authority to so vote is withheld. If any of these nominees becomes unavailable for election, the Board may substitute another nominee or reduce the number of directors to be elected. In the event the Board names a substitute nominee, the proxy would be voted for the substitute nominee. The Board has no reason to believe that any nominee will be unable or decline to serve as a director. The terms of the remaining directors of the Company will continue as indicated below.

Under our Corporate Governance Guidelines, directors are required to retire at the Annual Meeting of Shareholders nearest to their 72nd birthday. In accordance with this policy, Worley H. Clark, Jr. has submitted his resignation to the Board effective May 4, 2004. We would like to thank Mr. Clark for his years of service on our Board. To comply with Georgia law requiring that classes of directors be apportioned as nearly equal in number as possible, the Board has nominated James B. Williams, whose current term as a director expires May 4, 2004, to replace Mr. Clark as a member of the class of directors whose terms expire May 3, 2005 and to serve out Mr. Clark’s remaining term of office.

The Board is saddened to report that Jane Evans, a director since 1994, died unexpectedly on November 16, 2003. The Board wishes to express its condolences to the family of Ms. Evans and to thank her family for her many years of service to Georgia-Pacific.

NOMINEES AND DIRECTORS

The Board of Directors recommends that shareholders vote FOR the election of the 6 nominees named below.

CLASS II DIRECTOR NOMINEES, term ends May 1, 2007

BARBARA L. BOWLES, 56, Chairman, Chief Executive Officer and Chief Investment Officer of The Kenwood Group, Inc. (an investment advisory firm) since 1989, has been one of our directors since 2000. Ms. Bowles served as a director of Fort James Corporation from 1997 until the completion of our acquisition of Fort James in 2000.

Ms. Bowles is also a director of The Black & Decker Corporation, Wisconsin Energy Corporation, Wisconsin Electric Power Company, Wisconsin Gas Company, Hyde Park Bank of Chicago and Dollar General Corporation.

DONALD V. FITES, 70, retired Chairman and Chief Executive Officer of Caterpillar Inc., a position he held from 1990 until February 1999, has been one of our directors since 1992.

Mr. Fites is also a director of AT&T Wireless Services, Inc., Exxon Mobil Corporation, AK Steel Corporation, Oshkosh Truck Corporation and Wolverine World Wide, Inc.

DAVID R. GOODE, 63, Chairman, President and Chief Executive Officer of Norfolk Southern Corporation since September 1992 and an executive officer of that company since 1985, has been one of our directors since 1992.

Mr. Goode is also a director of Norfolk Southern Corporation, Norfolk Southern Railway Company, Caterpillar Inc., Delta Air Lines, Inc. and Texas Instruments Incorporated.

NOMINEES AND DIRECTORS

KAREN N. HORN, Ph.D., 60, retired Managing Director of Marsh Inc., a position she held from 1999 through 2003. Prior to joining Marsh, Dr. Horn was Senior Managing Director and head of international private banking at Bankers Trust Company; Chairman and Chief Executive Officer of Bank One, Cleveland, N.A.; President of the Federal Reserve Bank of Cleveland; Treasurer of Bell of Pennsylvania; and Vice President of First National Bank of Boston.

Dr. Horn is also a director of Eli Lilly and Company and T. Rowe Price Mutual Funds.

WILLIAM R. JOHNSON, 55, Chairman, President and Chief Executive Officer of H.J. Heinz Company since September 2000 and an executive officer of that company since 1993. Prior to being named Chairman, President and Chief Executive Officer, Mr. Johnson became President and Chief Operating Officer of the H.J. Heinz Company in June 1996 and assumed the position of President and Chief Executive Officer on April 1998.

Mr. Johnson is also a director of H.J. Heinz Company, Grocery Manufacturers of America, Inc. and Clorox Company, and is a member of the Board of Trustees of the University of Pittsburgh.

CLASS III DIRECTOR NOMINEE, term ends May 3, 2005

JAMES B. WILLIAMS, 71, Chairman of the Executive Committee of SunTrust Banks, Inc. since March 1998, has been one of our directors since 1989. Mr. Williams held the positions of Chairman and Chief Executive Officer of SunTrust Banks, Inc. from April 1991 and April 1990, respectively, until March 1998.

Mr. Williams is also a director of SunTrust Banks, Inc., The Coca-Cola Company, Genuine Parts Company, Rollins, Inc., RPC Energy Services, Inc. and Marine Products Corporation.

NOMINEES AND DIRECTORS

CONTINUING DIRECTORS

JAMES S. BALLOUN, 65, Chairman and Chief Executive Officer of Acuity Brands, Inc. (a manufacturer of lighting equipment and chemicals) since November 2001, has been one of our directors since 1998. His current term as director ends in 2005. Mr. Balloun served as Chairman, Chief Executive Officer and President of National Service Industries, Inc. (formerly, a diversified manufacturer and distributor of lighting equipment, chemicals, textiles and envelopes) from 1996 until October 2001 when it spun off Acuity Brands in a tax-free distribution to its shareholders. Mr. Balloun served as a director of McKinsey & Company, Inc. from 1976 until 1996.

Mr. Balloun is also a director of Acuity Brands, Inc., Radiant Systems, Inc. and Wachovia Corporation.

ALSTON D. CORRELL, 62, our Chairman and Chief Executive Officer since December 1993 and May 1993, respectively, and President from July 1991 to September 2002, has been one of our directors since 1992. His current term as director ends in 2005.

Mr. Correll is also a director of Norfolk Southern Corporation, Mirant Corporation and SunTrust Banks, Inc.

SIR RICHARD V. GIORDANO, 70, retired Chairman of BG Group plc (oil and gas exploration and production distributor and seller of gas and gas supported services), a position he held from January 1994 through December 2003, has been one of our directors since 1984 and our Lead Director since November 2002. His current term as a director ends in 2006.

He is also a director of Rio Tinto plc.

M. DOUGLAS IVESTER, 57, President of Deer Run Investments, LLC (an investment management company) since February 2000, has been one of our directors since 1993. His current term as a director ends in 2006. Mr. Ivester served as Chief Executive Officer of The Coca-Cola Company from October 1997 to February 2000 and as President and Chief Operating Officer from July 1994 until October 1997.

Mr. Ivester is also a director of SunTrust Banks, Inc., S1 Corporation and Service Central, Inc.

NOMINEES AND DIRECTORS

LOUIS W. SULLIVAN, M.D., 70, President Emeritus of Morehouse School of Medicine since July 2002, has been one of our directors since 1993. His current term as a director ends in 2006. Dr. Sullivan served as President of Morehouse School of Medicine from January 1993 until July 2002 and as Secretary of the United States Department of Health and Human Services from March 1989 until January 1993.

Dr. Sullivan is also a director of Bristol-Myers Squibb Company, CIGNA Corporation, Equifax Inc., United Therapeutics, Inc., Minnesota Mining and Manufacturing Company, BioSante Pharmaceuticals, Inc. and Endovascular Instruments, Inc.

LEE M. THOMAS, 59, our President and Chief Operating Officer since September 2002 and March 2003, respectively, has been one of our directors since May 2002. His current term as a director ends in 2006. Prior to becoming our President and Chief Operating Officer, Mr. Thomas served in a number of management positions with Georgia-Pacific, including President-Building Products and Distribution from March 2002 until September 2002, Executive Vice President-Consumer Products from August 2000 until March 2002, Executive Vice President-Paper and Chemicals from December 1997 until August 2000.

Mr. Thomas is also a director of Airgas, Inc.

JOHN D. ZEGLIS, 56, Chairman and Chief Executive Officer, AT&T Wireless Services, Inc. since December 1999, has been one of our directors since 2001. His current term as director ends in 2005. Mr. Zeglis served as President of AT&T Corporation from December 1997 to July 2001, Vice Chairman from June 1997 to November 1997, General Counsel and Senior Executive Vice President from 1996 to 1997 and Senior Vice President and General Counsel from 1986 to 1996.

Mr. Zeglis is also a director of Helmerich and Payne Corporation.

NOMINEES AND DIRECTORS

Compensation of Non-Management Directors

The form and amount of director compensation is determined from time to time by the Executive and Governance Committee and then recommended to the Board for action. Director compensation may take the form of cash, stock and other benefits ordinarily available to directors. Generally, the Board seeks to set director compensation at levels that fairly compensate directors for their responsibilities as directors, are consistent with compensation levels at companies of a similar size and nature to Georgia-Pacific, and that align the directors’ interests with our long-term interests and the long-term interests of our shareholders.

To create a direct linkage with corporate performance and align more closely the long-term interests of shareholders and the Board and management, it is the policy of the Board that equity-based compensation constitute a meaningful portion of directors’ compensation, as well as the compensation of senior management.

During fiscal year 2003, each of our non-management directors received compensation consisting of:

■	$40,000 in cash;
■	stock options to purchase shares of Georgia-Pacific stock valued at $40,000 on the date of grant;
■	a restricted stock grant of Georgia-Pacific stock valued at $40,000 on the date of grant; and
■	group term life insurance in the amount of $50,000.

Each Board Committee Chairman also received a $5,000 fee for such service.

Directors have the option to defer all or part of the cash compensation payable to them so long as they defer at least $10,000 in each calendar year. A deferral gives a director the option of being paid as if such funds had been invested in:

■	shares of Georgia-Pacific stock;
■	a promissory note with a floating interest rate equal to ¾% over the six-month Treasury Bill rate; or
■	a Standard & Poor’s (“S&P”) 500 Index Fund.

The deferred fees (adjusted for investment gains or losses) are paid upon retirement in a single payment or in annual cash payments.

In February 2004, upon the recommendation of the Executive and Governance Committee following its review of market data and other considerations, the Board approved an increase in director compensation. During fiscal year 2004, each of our non-management directors will receive compensation consisting of:

■	$40,000 in cash;
■	stock options to purchase shares of Georgia-Pacific stock valued at $40,000 on the date of grant;
■	a restricted stock grant of Georgia-Pacific stock valued at $50,000 on the date of grant; and
■	group term life insurance in the amount of $50,000.

The Chairmen of the Compensation Committee and the Finance Committee will each receive a $10,000 fee for such service. The Chairman of the Audit Committee will receive a $15,000 fee for such service, and the Chairman of the Executive and Governance Committee will receive a $20,000 fee for such service.

CORPORATE GOVERNANCE

At Georgia-Pacific, we have always believed that good corporate governance goes a long way toward building and maintaining public trust. During 2003, our Board of Directors updated and affirmed our corporate governance structure. In some instances, the Board introduced new policies or procedures in response to the Sarbanes-Oxley Act of 2002, new Securities and Exchange Commission regulations and changes to the corporate governance listing standards of the New York Stock Exchange. In many instances, the Board updated and reaffirmed existing policies and practices that already complied with these stricter requirements.

The following discussion highlights various aspects of our corporate governance structure:

Corporate Governance Guidelines

For a number of years, our Board has had in place policies and procedures that address a variety of corporate governance principles, including director independence, director orientation and education, mandatory retirement, evaluation of the chief executive officer, succession planning, composition of the Board and self-assessment of the Board and Board committees. In response to new New York Stock Exchange listing standards that require all listed companies to adopt corporate governance principles, the Board formally adopted our Corporate Governance Guidelines, a copy of which is available on our website at www.gp.com/center/governance. The guidelines are reviewed by the Executive and Governance Committee on a regular basis and any proposed additions or amendments to the guidelines are reviewed and approved by the Board.

Independent Directors

The New York Stock Exchange listing standards require listed companies to have a board of directors with at least a majority of independent directors. We have, and have had for many years, a majority of independent directors.

The Board has determined that each current director and each nominee for election, with the exception of Messrs. Correll and Thomas, who are employed by Georgia-Pacific, has no material relationship with the company that is inconsistent with a determination that such person is independent within the meaning of our Corporate Governance Guidelines, which reflect New York Stock Exchange director independence standards, and each qualifies as an independent director. The Board based these determinations primarily on a review of the responses of the directors and nominees to questions regarding employment and compensation history, affiliations and family and other relationships and discussions with the directors and nominees.

The determination of whether a relationship is material is made by the Board based on all relevant facts and circumstances. In the ordinary course of business, Georgia-Pacific from time to time engages in transactions with other corporations or financial institutions whose officers or directors are also directors of the company. Such transactions are conducted on an arm’s-length basis. Generally, subject to the New York Stock Exchange rules regarding relationships that prevent a director from being qualified as independent, the Board does not consider material any customer or supplier relationship between Georgia-Pacific and a director-related company where the provision of goods or services is pursuant to published or tariff rates or terms otherwise determined on an arm’s-length basis. A director who is an executive officer of a company that makes payments to or receives payments from Georgia-Pacific for property or services in an amount that, in any fiscal year, is greater than 2% of such director’s company’s consolidated gross revenues will not be considered independent.

CORPORATE GOVERNANCE

Board Meetings

The schedule of Board meetings for each year is set by the Chairman of the Board, in consultation with all of the directors. The Board of Directors met 5 times in 2003, and Board committees met a total of 30 times in 2003. Average director attendance at all Board and committee meetings was 97%. Each member of the Board attended at least 75% of all Board meetings and meetings of committees on which they served in 2003. We expect, but do not require, directors to attend the Annual Meeting of Shareholders, subject to compelling personal or business commitments. Last year all of our directors attended the Annual Meeting of Shareholders.

Non-Management Directors Meetings

Our non-management directors meet without management present prior to and frequently following each regular meeting of the Board, and the Chairman of the Board or the Lead Director may call for a meeting of non-management directors at any special meeting of the Board. During 2003, our non-management directors met 7 times and discussed such topics as management’s performance, succession planning and the recommendations of the Compensation Committee regarding our Chief Executive Officer’s compensation.

Lead Director

In accordance with our Corporate Governance Guidelines, the Chairman of the Executive and Governance Committee, currently Sir Richard V. Giordano, serves as our Lead Director. The Lead Director presides over meetings of the non-management directors and serves as a liaison between the non-management members of the Board and the Chairman, and discusses with the Chairman, to the extent appropriate, matters discussed by the non-management directors in executive session.

Board Committees

Both the Sarbanes-Oxley Act and the New York Stock Exchange listing standards require the company to have an audit committee comprised solely of independent directors, and the New York Stock Exchange standards also require the company to have independent compensation and nominating/corporate governance committees. The Board’s standing committees—the Audit Committee, Compensation Committee, Finance Committee and Executive and Governance Committee—have long been comprised solely of independent directors. The Board has determined that each member of the Board’s standing committees qualifies as independent within the meaning of our Corporate Governance Guidelines, which reflect applicable Securities and Exchange Commission regulations and New York Stock Exchange listing standards. The Board has determined that Mr. Ivester, the current Chairman of the Audit Committee, is qualified as an “audit committee financial expert,” within the meaning of Securities and Exchange Commission regulations, and has accounting and related financial management expertise within the meaning of the listing standards of the New York Stock Exchange.

Audit Committee. In 2003, James S. Balloun, Barbara L. Bowles, David R. Goode, M. Douglas Ivester and Louis W. Sullivan served as members of the Audit Committee. The Audit Committee met 8 times in 2003. Mr. Goode served as Chairman of the Audit Committee until May 2003, at which time Mr. Ivester began serving as Chairman. Mr. Goode now serves on the Finance Committee. The primary purpose of the Audit Committee is to assist the Board in its oversight of the integrity of our financial statements, the independent auditor’s qualifications and independence, performance of our internal audit function and independent auditors, and our compliance with legal and regulatory requirements. Among other things, the Audit Committee:

■	prepares the Audit Committee Report for inclusion in the annual proxy statement;

CORPORATE GOVERNANCE

■	appoints, evaluates and determines the compensation of our independent auditors;
■	reviews and approves the scope of the annual audit, the audit fees and the financial statements;
■	reviews our disclosure controls and procedures, internal controls, information security policies, internal audit function, and corporate policies with respect to financial information and earnings guidance;
■	oversees investigations into complaints concerning financial matters; and
■	reviews other risks that may have a significant impact on our financial statements.

The Audit Committee operates pursuant to a charter, a copy of which is attached to this proxy statement as Appendix A. The charter may also be viewed on our website at www.gp.com/center/governance. The Report of the Audit Committee is set forth on page 17 of this Proxy Statement.

Compensation Committee. In 2003, Worley H. Clark, Jr., Jane Evans, Donald V. Fites (Chairman) and Sir Richard V. Giordano served as members of the Compensation Committee. The Compensation Committee met 7 times in 2003. Mr. John D. Zeglis began serving as a member of the Compensation Committee in January 2004. The primary purpose of the Compensation Committee is to establish our compensation policy to ensure that we are able to attract and retain high quality leadership. The Committee is responsible for producing an annual report on executive compensation for inclusion in the annual proxy statement. The Committee also is responsible for determining the compensation of our Chief Executive Officer, based on an annual evaluation of his performance. Among other things, the Committee:

■	prepares the Compensation Committee Report for inclusion in the annual proxy statement;
■	establishes our compensation philosophy and administers all aspects of our compensation program for executive officers;

■	reviews and approves the design of all equity-based and incentive compensation programs and any other compensation programs in which any of our executive officers participate;
■	reviews and establishes at least annually the base salary levels of all of our executive officers; and
■	reviews and approves corporate goals and objectives relevant to the compensation of our Chief Executive Officer, evaluates the performance of our Chief Executive Officer in the achievement of established goals and objectives, and annually determines our Chief Executive Officer’s compensation level based on this evaluation.

The Compensation Committee operates pursuant to a charter, which may be viewed on our website at www.gp.com/center/governance. The Report of the Compensation Committee is set forth on pages 20–22 of this Proxy Statement.

Finance Committee. In 2003, Barbara L. Bowles, M. Douglas Ivester, James B. Williams (Chairman) and John D. Zeglis served as members of the Finance Committee. The Finance Committee met 5 times in 2003. Mr. Zeglis now serves as a member of the Compensation Committee and Mr. Goode began serving as a member of the Finance Committee in January 2004. The primary purpose of the Finance Committee is to review with our senior management and the Board all issues that bear upon our financial strategy and long-term financial performance. Other specific duties and responsibilities of the Committee include reviewing on a regular basis:

■	our financial policies and capital structure;
■	our dividend policy;
■	our financial performance standards, and our performance against such standards;
■	the overall status and funding of our pension and other employee benefit plans, including their investment performance;
■	capital expenditures; and

CORPORATE GOVERNANCE

■	policies and procedures governing the use of financial instruments, including derivative instruments.

The Finance Committee operates pursuant to a charter, which may be viewed on our website at www.gp.com/center/governance.

Executive and Governance Committee. In 2003, Donald V. Fites, Sir Richard V. Giordano (Chairman), David R. Goode, M. Douglas Ivester and James B. Williams served as members of the Executive and Governance Committee. The Executive and Governance Committee met 7 times in 2003. The primary purpose of the Executive and Governance Committee is to act on behalf of the full Board between regularly scheduled Board meetings, identify and recommend individuals to the Board for nomination as members of the Board and its committees and assist the Board in developing and implementing corporate governance principles. Among other things, the Committee:

■	seeks qualified candidates for Board nominees, reviews the qualifications of potential nominees and makes recommendations concerning them to the Board;
■	reviews the qualifications and performance of each incumbent director prior to the expiration of his or her term;
■	recommends to the Board the structure, composition and functions of the standing committees of the Board;
■	develops and recommends to the Board corporate governance principles, including our Corporate Governance Guidelines and Code of Business Conduct and Ethics, and reviews those principles periodically;
■	reviews the compensation of, and benefits for, directors; and
■	oversees the annual self-assessment of the Board and its committees.

The Executive and Governance Committee operates pursuant to a charter, which may be viewed on our website at www.gp.com/center/governance.

Consideration of Director Nominees

The Board of Directors has delegated to the Executive and Governance Committee the task of seeking qualified candidates for directors, reviewing the qualifications of potential nominees, including the qualifications and performance of each incumbent director prior to the expiration of his or her term, and making recommendations to the Board for nominees. While the Board believes that the Chief Executive Officer also should have direct and substantial input into the process of selecting Board nominees, the Board has the exclusive right to select Board nominees.

The Board believes that candidates for director should have certain minimum qualifications, including the characteristics described in our Corporate Governance Guidelines. As indicated in the Corporate Governance Guidelines, directors should possess sound judgment, an understanding of the business issues affecting Georgia-Pacific, integrity and the highest personal and professional ethics. In searching for potential Board nominees, the Committee seeks directors who have a range of business, management and civic experience appropriate for the Board to discharge its responsibilities. The Board believes that its membership should include a diverse group of people with skills in various areas including manufacturing, marketing, finance, public policy and international matters. Potential board members should also have an awareness of environmental concerns. In the case of both incumbent and new director candidates, the Committee seeks persons who are able to devote significant time and effort to Board and Board committee responsibilities. The Committee also

CORPORATE GOVERNANCE

must consider whether a nominee is “independent,” based on our bylaws, regulations of the Securities and Exchange Commission and the listing standards of the New York Stock Exchange.

The above information also is contained on our website at www.gp.com/center/governance. The Board may modify the minimum qualifications for a director candidate to be recommended by the Executive and Governance Committee. Please refer to our website for any changes to these qualifications.

The Committee often uses its network of contacts to compile a list of potential director candidates, but may also engage, if it deems appropriate, a professional search firm. The committee then meets to discuss and consider such candidates’ qualifications and then chooses a candidate by majority vote.

This year, Karen N. Horn and William R. Johnson are standing for election by the shareholders for the first time. We paid a fee to a professional search firm to assist the Committee in identifying and evaluating potential nominees, and such firm identified and recommended Dr. Horn and Mr. Johnson.

Nominees Recommended by Shareholders

The Executive and Governance Committee will consider director candidates recommended by shareholders, provided the procedures set forth below are followed by shareholders in submitting recommendations. The Committee does not alter the manner in which it evaluates candidates, including the minimum qualifications set forth above, based on whether the candidate was recommended by a shareholder.

Except as described below, shareholders making nominee recommendations must submit a written notice not less than 60, nor more than 75, days before the applicable shareholders meeting accompanied by:

■	the name and address of the nominating shareholder;
■	a representation that the person making the nominee recommendation is a shareholder;
■	a representation that the shareholder intends to appear in person or by proxy at the meeting to nominate the person specified in the notice;
■	the class and number of shares held of record, owned beneficially and represented by proxy, by the shareholder, as well as each proposed nominee;
■	the name, age, business and residential address, and principal occupation or employment, of each proposed nominee;
■	a description of all arrangements or understandings between the shareholder and each proposed nominee; and
■	any other information regarding each nominee that is required to be included in a proxy statement filed pursuant to the rules of the Securities and Exchange Commission.

The Committee may require each proposed nominee to submit reasonable additional information that would help determine his or her eligibility to serve as a director. If less than 70 days notice or prior public disclosure of the meeting is given or made to shareholders, the notice recommending or nominating a director must be received by the 10th day following the date of the notice of the meeting or public disclosure of the meeting.

Shareholder Communications with the Board

Shareholders who wish to send communications to the Board or any individual directors may do so by writing to the Board of Directors in care of Kenneth F. Khoury, Vice President, Deputy General Counsel and Secretary, Georgia-Pacific

CORPORATE GOVERNANCE

Corporation, 133 Peachtree Street, N.E., Atlanta, Georgia 30303. Your letter should indicate that you are a shareholder. Depending on the subject matter, our Corporate Secretary will:

■	forward the communication to the director to whom it is addressed or, in the case of communications addressed to the Board generally, to the Lead Director;
■	attempt to handle the inquiry directly where it is a request for information about the company; or
■	not forward the communication if it is primarily commercial in nature or if it relates to an improper topic.

Complaints or concerns relating to financial and accounting methods, internal accounting controls or auditing matters should be addressed to the Chairman of the Audit Committee in care of James F. Kelley, Executive Vice President and General Counsel, at the address specified above.

All communications will be summarized for the Board on a periodic basis and each letter will be made available to any director upon request.

Codes of Ethics

Georgia-Pacific first established a formal code of business conduct and ethics in 1991. A copy of our most recently revised Code of Business Conduct and Ethics is available on our website at www.gp.com/center/governance. The Code applies to all directors and employees of Georgia-Pacific. During 2003, the Board also adopted a Code of Ethics for Senior Financial Officers, which contains provisions specifically applicable to our Chief Executive Officer, Chief Financial Officer and Vice President and Controller. A copy of the Code of Ethics for Senior Financial Officers also is available on our website www.gp.com/center/governance. We intend to disclose any amendments to our Code of Business Conduct and Ethics or Code of Ethics for Senior Financial Officers, and any waiver of a provision of either code granted to our Chief Executive Officer, Chief Financial Officer or Vice President and Controller, on our website within 5 business days following such amendment or waiver.

Director Orientation and Continuing Education

All new directors must participate in an orientation program, which is conducted within 2 months of their election to the Board. This orientation program consists of presentations by senior management to familiarize new directors with Georgia-Pacific’s strategic plans, financial statements, accounting and risk management policies and procedures, compliance programs, codes of ethics and other information that will assist directors in discharging their responsibilities. Directors also receive continuing education from time to time through presentations about our company, new legal and regulatory developments and duties of directors. Directors are encouraged to participate in various non-management director education seminars at Georgia-Pacific’s expense.

Self-assessment

Each year, the Board conducts a self-assessment, as part of which each director assesses the effectiveness of the Board and the committees on which he or she serves. These individual assessments of the Board’s overall performance, and assessments of the performance of each committee, are organized and summarized by the Executive and Governance Committee, which reports these assessments at the Board’s meeting held in conjunction with the Annual Meeting of Shareholders. These assessments are discussed by the full Board, with particular focus on business, financial or governance issues that the Board or any of its committees believe need further or increased attention in the future.

AUDIT COMMITTEE REPORT

To the Board of Directors:

We have reviewed and discussed with management the Company’s audited financial statements as of and for the fiscal year ended January 3, 2004.

We have discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, and relevant Securities and Exchange Commission regulations.

We have received and reviewed the written disclosures and the letter from Ernst & Young LLP required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with the auditors the auditors’ independence.

We have also considered whether the provision of services by Ernst & Young LLP not related to the audit of the financial statements referred to above and to the reviews of the interim financial statements included in the Company’s Forms 10-Q for the fiscal quarters ended March 29, 2003, June 28, 2003, and September 27, 2003 is compatible with maintaining Ernst & Young LLP’s independence.

Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the audited financial statements referred to above be included in the Company’s Form 10-K for the fiscal year ended January 3, 2004.

The foregoing report has been furnished by the Audit Committee of Georgia-Pacific’s Board of Directors.

M. Douglas Ivester, Chairman

James S. Balloun

Barbara L. Bowles

Louis W. Sullivan

****************

The information contained in the Audit Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate it by reference in such filing.

INDEPENDENT AUDITOR INFORMATION

We understand the need for our auditors, Ernst & Young LLP, to maintain objectivity and independence in its audit of our financial statements. To minimize relationships that could appear to impair the objectivity of Ernst & Young, our Audit Committee has restricted the non-audit services that Ernst & Young may provide to us primarily to specified tax services and merger and acquisition due diligence and audit services.

The Audit Committee has adopted a policy for it to pre-approve all audit and non-audit services provided by Ernst & Young. Under the policy, the terms and fees for the annual audit engagement are subject to the specific pre-approval of the Audit Committee. The policy also provides that pre-approval is generally provided for detailed, specific types of services, including work associated with registration statements under the Securities Act of 1933 (for example, comfort letters or consents); statutory or other financial audit work for non-U.S. subsidiaries that is not required for Securities Exchange Act of 1934 audits; assistance and consultation as to questions, comments or inquiries made by the Securities and Exchange Commission or other regulatory agencies; assistance with understanding our internal control review and reporting obligations; review of information systems security and controls in connection with the audit; due diligence services pertaining to potential business acquisitions and dispositions; advice and consultation as to proposed or newly adopted accounting standards and interpretations; financial audits of employee benefit plans; carve-out financial statements and subsidiary audits; compliance letters; and tax compliance services and tax consulting consisting of routine professional services and advice.

In each of the instances described above, the Audit Committee requires engagements exceeding $100,000 (or an aggregate of $300,000 in any quarter for those engagements under $100,000) to be reviewed in advance with the Chairman of the Audit Committee. The Audit Committee has delegated to the Chairman of the Audit Committee the authority to pre-approve audit-related and non-audit services not prohibited by law to be performed by our independent auditors, provided that the Chairman must report any decisions to pre-approve such audit related or non-audit services and fees to the full Committee at its next regular meeting.

The following table shows the fees paid or accrued (in thousands) by us for the audit and other services provided by Ernst & Young LLP for fiscal 2003 and 2002.

	2003	2002(1)
Audit Fees(2)	$5,760	$20,900
Audit-Related Fees(3)	1,433	500
Tax Fees(4)	109	300
All Other Fees(5)	9	1,000

Total	$7,311	$22,700

(1)	The significantly higher audit fees in 2002 were driven principally by the extensive audit work performed by Ernst & Young in connection with the re-audit of our 1999 through 2001 consolidated financial statements necessitated by our change in independent auditor (see “—Statement Regarding Independent Auditor” on page 19).
(2)	Audit fees represent fees for professional services provided in connection with the audit of our financial statements and review of our quarterly financial statements and audit services provided in connection with statutory and regulatory filings.
(3)	Audit-related fees consisted primarily of accounting and internal control consultations, employee benefit plan audits, services related to business acquisitions and divestitures and other attestation services.
(4)	Tax fees principally included tax compliance fees, and tax advice and tax planning fees.
(5)	All other fees principally include fees associated with a business continuity project.

INDEPENDENT AUDITOR INFORMATION

Statement Regarding Independent Auditor

On April 9, 2002, the Audit Committee voted to dismiss our independent public accountants, Arthur Andersen LLP, and to engage the services of Ernst & Young LLP to serve as our independent auditors for the 2002 fiscal year, effective as of that date.

Arthur Andersen’s reports on our consolidated financial statements for each of the fiscal years ended December 29, 2001 and December 30, 2000 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 29, 2001 and December 30, 2000, and through the interim period ending April 9, 2002, there were no disagreements with Arthur Andersen on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to Arthur Andersen’s satisfaction, would have caused Arthur Andersen to make reference to the subject matter in connection with its report on our consolidated financial statements for such years, and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

Ernst & Young LLP has audited our accounts since 2002 and we expect the firm to continue in that capacity during 2004. See “Proposal 4—Ratification of Independent Auditors” on page 40 of this Proxy Statement.

COMPENSATION COMMITTEE REPORT

Executive Compensation Philosophy

We have designed our executive compensation to attract, retain and reward quality people in a highly competitive business environment. Our annual and long-term incentive compensation strategy is designed to link our strategic business objectives and the enhancement of shareholder returns with the compensation of our managers. We believe that our long-term stock-based incentive compensation plans align the interests of management and shareholders. From time to time, we work with outside consultants to ensure that we have the appropriate mix of compensation arrangements.

Total Executive Compensation

The components of executive compensation include:

■	base salaries;
■	annual cash bonuses for achieving annual corporate and business unit goals; and
■	long-term, stock-based incentives consisting of stock options, stock appreciation rights (SARs), performance rights and/or restricted stock.

Total executive compensation targets, including payments and awards under our incentive plans, are set by us at approximately the median, or 50th percentile, of compensation practices at a cross-section of United States industrial companies, representing a range of industries that are similar to us in terms of size and complexity of operations. As selected by the Compensation Committee, these companies may include companies listed in the S&P Forest Products Index, the S&P Paper Products Index and the S&P Household Products (nondurables) Index. We believe the industrial companies we have selected to be in our peer group for these purposes compete with us in the hiring and retention of executives. Cash and stock-based incentive compensation targets are set at levels that we believe will result in overall compensation to executives below, at or above the median of these industrial companies depending upon our Economic Value Added (as described below, our EVA) or total shareholder return performance compared to our peers, or our performance against various financial measures approved by the Compensation Committee in support of our annual business plan (such as Earnings Before Interest and Taxes, Return on Net Assets and Free Cash Flow).

Base Salaries. Base salaries of all officers, including the executive officers named in the Summary Compensation Table on page 23, are set at a level approximating median pay for similar positions at the cross-section of United States industrial companies discussed above. There is some variation from the median based on individual performance, the nature of responsibilities and competitive marketplace data.

Annual Performance Bonuses. Annual bonuses are provided under the Economic Value Incentive Plan, or EVIP, or the Short-Term Incentive Plan, or STIP. Payments under these plans depend on the achievement of performance targets (discussed below) set at the beginning of each year. Performance above or below these targets results in proportionately higher or lower bonuses up to the maximum (200% of target bonus) or down to the threshold (50% of target bonus) level. A bonus will not be paid unless the threshold level of performance is achieved.

For 2003, Mr. Correll and Mr. Thomas were the only participants in the EVIP. Bonuses payable from EVIP for 2003 were based on our “relative” EVA performance as compared to a peer group of companies in the S&P Forest Products Index, the S&P Paper Products Index and the S&P Household Products (nondurables) Index.

EVIP target bonus levels for 2003 for Mr. Correll and Mr. Thomas were 110% of salary grade midpoint and 95% of salary grade midpoint, respectively.

COMPENSATION COMMITTEE REPORT

The relative EVA performance of Georgia-Pacific determined the bonuses payable to Mr. Correll and Mr. Thomas. For 2003, the “relative” percentile ranking EVA performance targets were:

■ Threshold	30th percentile
■ Target	54th percentile
■ Maximum	100th percentile

On a “relative” EVA basis, Georgia-Pacific performed at approximately the 43rd percentile level in 2003. As a result, for 2003, Mr. Correll and Mr. Thomas each received a cash award of 75.2% of their target bonus.

All other officers who were eligible to participate in an annual bonus plan in 2003 participated in the STIP. Awards payable under the STIP were based on performance against various financial measures established at the beginning of 2003 in support of our 2003 business plan. The primary financial measures used in determining the 2003 STIP awards were Earnings Before Interest and Taxes, Return on Net Assets and Free Cash Flow. Performance goals based on the financial measures were established at the corporate level, division level or regional / facility level as appropriate. STIP target bonuses were based on a percentage of participants’ base salary and ranged from 35% to 65% for officers and 10% to 35% for all other participants. For 2003, participants received bonuses ranging from 0% to 200% of target bonuses, with the average bonus equal to 81% of their target bonus.

Long-Term Equity Incentive Compensation. The Georgia-Pacific Corporation Long-Term Incentive Plan, or LTIP, and the Georgia-Pacific Corporation Long-Term Appreciation Plan, or LTAP, give us the ability to structure incentives for employees that are tied directly to the price performance of our stock. The Compensation Committee has the authority under the LTIP to set the terms and conditions of any grants and awards.

The LTIP authorizes grants of stock options, restricted stock and performance rights with respect to our stock. The LTAP authorizes grants of cash SARs with respect to our stock. In May 2003, our shareholders approved an offer to exchange certain outstanding stock options for shares of restricted stock and certain outstanding stock appreciation rights for replacement stock appreciation rights (the “Exchange”). Employees who were eligible to participate in the Exchange did not receive a regular LTIP or LTAP grant in January 2003. However, our top executive officers, including those officers named in the Summary Compensation Table on page 23, were not eligible to participate in the Exchange. On January 31, 2003, these executive officers and other employees who were not eligible to participate in the Exchange were granted SARs with respect to our stock. On that date, the fair market value of our stock was $15.22. This price fixed the exercise price of the SARs. These SARs will expire on January 30, 2013 and will vest and become exercisable in substantially equal amounts over three years beginning January 31, 2004. In addition, on January 31, 2003, the Committee made an LTIP grant of 210,000 stock options to Mr. Correll subject to the same vesting provisions and duration as the SAR grants made as of June 5, 2003 in connection with the Exchange.

Further, in 2003, performance rights were granted to key executive officers. The performance rights grants represent 50% of each executive officer’s total long-term incentive award value. These performance rights provide for the issuance of stock to these officers upon the achievement of a specified “relative” total shareholder return as compared to our peers in the S&P Forest Products Index, the S&P Paper Products Index and the S&P Household Products (nondurables) Index. Depending upon the achieved “relative” total shareholder return, 0% to 200% of the target number of shares may be awarded. Awards for “relative” total shareholder return performance

COMPENSATION COMMITTEE REPORT

above the target level may be made in stock or cash at the discretion of management. For the performance period ending on December 31, 2003, the threshold performance level was not satisfied and no restricted shares were issued.

Policy on Expensing Options

In 2003, we adopted Statement of Financial Accounting Standards No. 123’s fair value method of accounting for stock-based compensation, and began expensing stock options. Prior to 2003, we accounted for our stock-based compensation plans under APB Opinion No. 25.

Policy on Income Tax Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended, precludes the deductibility of an executive’s compensation that exceeds $1 million per year unless the compensation is paid under a performance-based plan that has been approved by shareholders. Our shareholders have approved the LTIP.

Chief Executive Officer Compensation

Mr. Correll participates in the compensation programs described in this report. His compensation for 2003 is summarized on the pages that immediately follow this report. Our determination of Mr. Correll’s compensation for 2003 considered, among other factors, the following:

■	the increase in our stock price of more than 90% for the year;
■	EVA for 2003 that ranked at approximately the 43rd percentile of all companies in our peer group;
■	free cash flow results that exceeded our plan for the year;
■	earnings that exceeded market expectations;

■	continued efforts to redirect our focus away from commodities and into consumer/branded products as evidenced by the introduction of new or improved products in tissue, towel, napkin and Dixie;
■	successful restructuring of our debt portfolio, including the reduction of debt by $900 million;
■	reduction in overhead expenses by $70 million from 2002;
■	aggressive leadership and measurable progress in achieving workplace diversity;
■	building a strong management team;
■	maintaining a safe working environment; and
■	environmental stewardship.

Mr. Correll’s base salary, annual bonus and long-term incentive awards are intended to keep his opportunity for compensation competitive with chief executive officers of comparable companies in the forest and paper products industry, the consumer products industry and general industry over the short and long term. We believe the grants of options, SARs and performance rights to him from time to time are consistent with our philosophy of aligning the interests of Mr. Correll with the interests of our shareholders.

The foregoing report has been furnished by the Compensation Committee of Georgia-Pacific’s Board of Directors.

Donald V. Fites, Chairman

Worley H. Clark, Jr.

Sir Richard V. Giordano

John D. Zeglis

The information contained in the Compensation Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended. or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate it by reference in such filing.

SUMMARY COMPENSATION TABLE

	Annual Compensation				Long-Term Compensation
					Awards		Payouts
Name and Principal Position	Year	Salary($)	Bonus ($)(1)	Other Annual Compensation ($)(2)	Securities Underlying Options / SARs(#)(3)	Performance Share Target Awards(4)	LTIP Payouts ($)(5)	All Other Compensation ($)(6)

Alston D. Correll	2003	1,236,000	1,063,000	89,663	802,750	257,950	-0-	11,005
Chairman and Chief	2002	1,236,000	-0-	105,636	450,000	153,050	-0-	11,713
Executive Officer	2001	1,236,000	-0-	77,060	223,050	112,700	124,908	13,830

Lee M. Thomas	2003	699,538	636,300	33,405	319,500	139,050	-0-	16,639
President and Chief	2002	598,850	350,000	24,232	103,050	53,800	-0-	7,294
Operating Officer	2001	585,000	-0-	24,375	76,350	38,550	43,072	572,800

David J. Paterson	2003	419,077	474,200	39,731	124,650	54,250	-0-	11,885
Executive Vice President	2002	387,308	260,000	24,033	61,650	32,200	-0-	11,162
Building Products	2001	337,538	240,000	20,627	21,300	10,750	8,614	10,888

John F. Lundgren(7)	2003	500,000	537,192	1,113,338	73,600	32,050	-0-	3,349
President—European	2002	500,000	537,192	1,512,417	36,400	19,000	-0-	1,486,672
Consumer Products

Ronald L. Paul	2003	500,000	500,000	72,282	104,650	45,550	-0-	11,411
Executive Vice President	2002	496,000	266,500	142,422	78,150	40,800	-0-	10,212
Wood Products	2001	485,000	300,000	139,758	57,400	29,000	43,072	13,465

(1)	Reflects bonuses paid under our EVIP or STIP, as described on pages 20–21. The bonus for Mr. Lundgren was paid pursuant to the terms of our agreement with him. See “Agreements with Executive Officers” below.
(2)	Other annual compensation consists of annual compensation not properly categorized as salary or bonus. Other annual compensation in 2003, 2002 and 2001 for Mr. Correll includes accounting and tax preparation fees of $25,000. Other annual compensation for Mr. Correll also includes personal use of company aircraft of $40,138 in 2003, $52,495 in 2002 and $36,436 in 2001. Other annual compensation for Mr. Paul consists of personal use of company aircraft of $59,766 in 2003, $129,906 in 2002 and $139,758 in 2001. Other annual compensation for Mr. Lundgren for 2003 includes tax equalization payments of $834,464 and other payments made in conjunction with his international assignment, including a housing and utility allowance of $206,238 and a goods and services allowance of $51,359. The net payments made by us for Mr. Lundgren’s housing and tax expenses were $158,841 and $439,311, respectively, after deducting Mr. Lundgren’s contributions to those expenses.
(3)	In 2003, Mr. Correll received a grant of 210,000 stock options and a grant of 592,750 SAR units. The 2003 grants for Messrs. Thomas, Paterson, Lundgren and Paul are all SAR grants. All grants shown for 2002 and 2001 are stock option grants.
(4)	Reflects the target number of Performance Shares granted at the beginning of the three-year performance period. Actual awards are determined by our three-year relative Total Shareholder Return performance compared to the established peer group. The value of actual Performance Share awards made at the end of each three-year performance period is shown under the LTIP Payouts column of the Summary Compensation Table for the year in which the actual awards were determined.
(5)	Reflects the value of awarded, but unvested, performance share awards made at the end of the three-year performance period coinciding with the year noted in the Summary Compensation Table. The total value of restricted shares held (based on the January 2, 2004 closing price of Georgia-Pacific common stock on the New York Stock Exchange of $30.56, the last trading day prior to our fiscal year-end) are as follows: Mr. Correll—$878,417, Mr. Thomas—$300,343, Mr. Paterson—$63,076, Mr. Lundgren—$0, and Mr. Paul—$300,343.
(6)	The 2001 amount for Mr. Thomas includes the value of stock option grants made by the Compensation Committee in 2002 to him in lieu of a cash bonus award under our EVIP for 2001 performance. The option award was for 56,950 shares and was valued, based on the Black-Scholes method of valuation, at $556,000. Also includes a retention bonus of $1,481,538 paid to Mr. Lundgren in 2002. Also includes our contributions in 2003 to the Salaried 401(k) Plan and premiums for term life insurance or TLI:

	401(k)	TLI

Mr. Correll	$-0-	$11,005

Mr. Thomas	9,000	7,639

Mr. Paterson	7,000	4,885

Mr. Lundgren	-0-	3,349

Mr. Paul	-0-	11,411

(7)	Mr. Lundgren became an executive officer of Georgia-Pacific effective March 29, 2002. Therefore, his compensation for 2001 is not presented. Mr. Lundgren resigned as an executive officer of Georgia-Pacific in February 2004.

OPTION, SAR AND PERFORMANCE RIGHTS GRANTS IN 2003

The following table sets forth information concerning Georgia-Pacific stock options / stock appreciation rights (SARs) that were granted to the named executive officers during the fiscal year ended January 3, 2004.

Option / SAR Grants In Last Fiscal Year

	Individual Grants
Name	Number of Securities Underlying Options/ SARs Granted(1)	Percent of Total Options/SARs Granted to Employees in 2003(2)	Exercise or Base Price ($/Sh)	Expiration Date	Grant Date Present Value($)(3)

	210,000	100.0	15.22	1/30/13	1,024,382
Alston D. Correll	592,750	12.3	15.22	1/30/13	2,891,440

Lee M. Thomas	319,500	6.7	15.22	1/30/13	1,558,524

David J. Paterson	124,650	2.6	15.22	1/30/13	608,044

John F. Lundgren	73,600	1.5	15.22	1/30/13	359,022

Ronald L. Paul	104,650	2.2	15.22	1/30/13	510,484

(1)	In 2003, Mr. Correll received a grant of 210,000 stock options and a grant of 592,750 SAR units. The 2003 grants for Messrs. Thomas, Paterson, Lundgren and Paul are all SAR grants. Grants vest annually over 3 years at rates of 34%, 33% and 33% on the anniversary date of the grant. In the event of a change of control, these options and SARs become fully vested and are immediately exercisable for the remainder of their term.
(2)	A total of 210,000 stock options was granted in 2003. A total of 4,801,491 SARs was granted in 2003, of which, 2,646,741 were granted in conjunction with the exchange program approved by our shareholders in May 2003.
(3)	Present value was established by using the Black-Scholes valuation model and is for illustrative purposes only. The actual value, if any, depends on the market value of the underlying stock at a future date. Significant assumptions used for this calculation are shown below:

Volatility	Risk Free Rate of Return	Dividend Yield	Term	Discount for Forfeiture Risk Before Vesting	Discount for Forfeiture Risk After Vesting and Prior to Option Expiration Date

45.0%	4.03%	3.29%	10 yrs	7.75%	10.13%

OPTION, SAR AND PERFORMANCE RIGHTS GRANTS IN 2003

The following table sets forth information concerning the exercise of Georgia-Pacific stock options / SARs during the fiscal year ended January 3, 2004 by the named executive officers and the aggregate value of Georgia-Pacific stock options / SARs held by the named executive officers as of January 3, 2004.

Aggregated Option / SAR Exercises In

Last Fiscal Year And Fiscal Year-End Option / SAR Values

	Grant Type	Number of Shares Acquired on Exercise	Value Realized($)	Number of Securities Underlying Unexercised Options/SARs at Fiscal Year-End		Value of Unexercised In-The- Money Options / SARs($)(1)
Name				Exercisable	Unexercisable(2)	Exercisable	Unexercisable(2)

Alston D. Correll	Option	-0-	-0-	1,324,343	580,607	3,713,669	5,119,272
	SAR	-0-	-0-	-0-	592,750	-0-	9,092,785

Lee M. Thomas	Option	-0-	-0-	378,854	130,796	981,519	673,736
	SAR	-0-	-0-	-0-	319,500	-0-	4,901,130

David J. Paterson	Option	-0-	-0-	68,648	47,718	188,261	256,678
	SAR	-0-	-0-	-0-	124,650	-0-	1,912,131

John F. Lundgren	Option	-0-	-0-	266,334	32,703	1,113,155	156,487
	SAR	-0-	-0-	-0-	73,600	-0-	1,129,024

Ronald L. Paul	Option	-0-	-0-	159,929	70,521	204,534	336,310
	SAR	-0-	-0-	-0-	104,650	-0-	1,605,331

(1)	These amounts represent the difference between the exercise price of the stock options / SARs and the $30.56 closing price of the Company’s common stock on the New York Stock Exchange on January 2, 2004, the last trading day of our fiscal year-end.
(2)	All SARs were granted to these officers in 2003 and are unvested.

The following table sets forth information concerning Georgia-Pacific’s performance-based grants during the fiscal year ended January 3, 2004 to the named executive officers.

Long-Term Incentive Plans — Performance Rights Grants In Last Fiscal Year

Name	Shares(1)	Performance Period Until Payout(2)	Grant Date Present Value($)(3)	Estimated Future Payouts in Shares Under Non-Stock Price Based Plans(4)
				Threshold	Target	Maximum

Alston D. Correll	257,950	December 31, 2005	2,891,498	128,975	257,950	515,900

Lee M. Thomas	139,050	December 31, 2005	1,558,685	69,525	139,050	278,100

David J. Paterson	54,250	December 31, 2005	608,117	27,125	54,250	108,500

John F. Lundgren	32,050	December 31, 2005	359,265	16,025	32,050	64,100

Ronald L. Paul	45,550	December 31, 2005	510,594	22,775	45,550	91,100

(1)	Performance rights grants pursuant to the LTIP in January 2003.
(2)	The performance period for each grant began on January 1, 2003 and ends on the date indicated.
(3)	Present value was established by using a valuation method similar to the Black-Scholes option valuation model and is for illustrative purposes only. This valuation approach is intended to reflect a present value on a salary-equivalent basis for target grants, which takes into account, among other things, the risk of not receiving an award if performance thresholds are not achieved (a discount of 16.7%), the potential increase in payout if performance is above target (a premium of 12.5%), the fact that dividends are not paid during the performance period (a discount of 9.7%) and the risk of forfeiting awards upon termination of employment (a discount of 12.9%).

OPTION, SAR AND PERFORMANCE RIGHTS GRANTS IN 2003

(4)	If the performance goals are met, awards up to the target level are made in stock at the end of the performance period. Awards for performance above the target level may be made in stock or cash at the discretion of management. The actual amount of any award of stock is determined by our percentile total shareholder return as compared to selected companies in the S&P Forest Products Index, the S&P Paper Products Index (except Georgia-Pacific) and the S&P Household Products Index. For the above grant, those percentile performance targets are:
■	Threshold 30th percentile
■	Target 54th percentile
■	Maximum 100th percentile

See “Compensation Committee Report — Long-Term Equity Incentive Compensation” beginning on page 21 for a description of the above grants. Upon the conclusion of the performance period, the payout (i.e. the value of the award), if any, will be reported in the Summary Compensation Table.

AGREEMENTS WITH EXECUTIVE OFFICERS

Change of Control Agreements

We have agreements with each of our executive officers, including the executive officers named on page 23.

Under these agreements, if an officer’s employment is terminated during the 3 year period following a change of control:

■	involuntarily for other than cause, death or disability,
■	voluntarily following an adverse change in such officer’s position, authority, duties or responsibilities, or
■	voluntarily following specified changes in the place of such officer’s employment;

then the officer will receive a lump sum payment equal to:

■	a multiple (not to exceed 3) of the sum of annual salary and the greater of the average of the most recent annual bonus awards (up to 3) or the target bonus for the year in which the change of control occurs,
■	any federal excise and related income tax payments payable by the officer as a result of the agreement, and
■	employer contributions, and interest thereon, that would have been made under Georgia-Pacific’s Salaried Pension Plan and Salaried 401(k) Plan and under any non-qualified retirement plan.

The officer also will receive medical and welfare benefits for a maximum of 3 years and up to 3 years of age and service credit under his or her Retirement Agreement as described below. Benefits under the Retirement Agreement will be payable in a single lump sum.

Also, the terms of most restricted stock and stock option grants to officers provide for immediate vesting of such grants in the event of a change in control. In such an event, Georgia-Pacific will transfer the funds required to be paid under these agreements and under each Retirement Agreement as described below to a trustee.

Officers’ Retirement Agreements

We have separate but substantially similar Retirement Agreements with our executive officers, including the executive officers named on page 23. Generally, these agreements provide a normal retirement benefit equal to 50% of the greater of the average of the highest cash compensation paid in 4 consecutive calendar years during the last 10 years or the average of the last 4 years cash compensation (“Average Compensation”). For this purpose, cash compensation includes the bonus actually paid during each such year. Post-retirement payments will be made as follows at the executive officer’s election:

Alternative 1

■	annually for life; and
■	annually for surviving spouse’s life, at 50% of amount payable to officer.

Alternative 2

■	actuarially equivalent (to Alternative 1) amounts made in equal monthly payments:
■	for officer’s and surviving spouse’s life; or
■	for 120 months.

Benefits under either alternative are generally payable as follows:

Retirement Age	Minimum Years of Service	Payments Begin at	Proportionately Reduced for Retirement Below

55 to 64 Any age to 64 65+	15 3 –	Retirement Age 62 Retirement	Age 62 * –

*	Benefits reduced proportionally for service under 15 years

Retirement Agreement benefits are subject to offset for employer contributions to our Salaried Pension Plan and Salaried 401(k) Plan (on or before December 31, 2001) by deducting the actuarial equivalents of such amounts from amounts payable under the Retirement Agreement. Death and disability benefits are also provided. Benefits under the Retirement Agreement terminate if an officer competes with, solicits customers or employees of, or discloses trade secrets or confidential information of, Georgia-Pacific.

AGREEMENTS WITH EXECUTIVE OFFICERS

The following table shows the maximum estimated annual benefit payable upon retirement under the Retirement Agreements before reduction for offsets under our Salaried Pension Plan and our Salaried 401(k) Plan:

Estimated Annual Retirement Benefits Based On Average Compensation

	Years of Service
Average Compensation	5	10	15	20	25
$400,000	$66,667	$133,333	$200,000	$200,000	$200,000
600,000	100,000	200,000	300,000	300,000	300,000
800,000	133,333	266,666	400,000	400,000	400,000
1,000,000	166,666	333,333	500,000	500,000	500,000
1,500,000	250,000	500,000	750,000	750,000	750,000
2,000,000	333,333	666,666	1,000,000	1,000,000	1,000,000
2,500,000	416,666	833,333	1,250,000	1,250,000	1,250,000

The table below shows the estimated annual benefits under the Retirement Agreements for the named executive officers (a) assuming retirement as of January 1, 2004 (using credited service as of that date and Average Compensation as of December 31, 2003) and (b) assuming retirement at age 65 (using projected years of credited service at age 65 and Average Compensation as of December 31, 2003), without reduction for offsets provided for in such agreements. Because such benefits exceed the total of such offsetting payments, the amounts disclosed in the table below represent the estimated maximum aggregate benefit payable to the named executive officers under all pension and other retirement plans.

Estimated Annual Retirement Benefit of Named Executive Officers

Based on Average Compensation(1)

	Retirement on January 1, 2004				Retirement at Age 65
	Age	Years of Credited Service(2)	Average Compensation	Annual Benefit	Annual Benefit(3)
Mr. Correll	62	15	2,794,206	1,397,103	1,397,103
Mr. Thomas	59	10	1,048,075	349,358	524,038
Mr. Lundgren	52	3	1,018,855	101,886	509,428
Mr. Paterson	49	16	573,100	286,550	286,550
Mr. Paul	60	8	823,188	219,517	411,594

(1)	Average Compensation, for these purposes, means only base salary (including salary deferred as before-tax contributions to the 401(k) Plan) and annual incentive bonuses, if any, and excludes any other cash or non-cash compensation items; provided, however, that for Mr. Correll Average Compensation includes the value of options granted in 2001 and 2002 of $1,372,400 and $1,000,000, respectively (years in which he received no annual incentive bonus), pursuant to an amendment of Mr. Correll’s Retirement Agreement during 2003.
(2)	For purposes of eligibility for early or vested retirement benefits only, Mr. Lundgren has 28 years of service.
(3)	Represents the formula benefit at the normal retirement age of 65 under the Retirement Agreements.

AGREEMENTS WITH EXECUTIVE OFFICERS

Other Agreements with Executive Officers

After the acquisition of Fort James Corporation, Georgia-Pacific entered into an agreement with Mr. Lundgren (a former Fort James executive officer). Mr. Lundgren’s agreement provides for an initial base salary of $500,000 and an annual bonus through 2003 of $537,192, with subsequent bonuses paid according to the bonus program in effect for similarly situated officers. Mr. Lundgren also received stock options and performance shares under the LTIP and retirement, health and other benefits consistent with similarly situated salaried employees. The agreement also contains certain nonexclusivity and noncompetition provisions and provides for Mr. Lundgren’s participation in Georgia-Pacific’s tax equalization policy. Mr. Lundgren resigned as an executive officer of Georgia-Pacific effective February 2004.

OWNERSHIP OF COMMON STOCK OF GEORGIA-PACIFIC

Set forth below is the number of shares beneficially owned, as of March 12, 2004, by persons known to us to be beneficial owners of more than 5% of the outstanding shares of our common stock based on data furnished by such persons. Also set forth below is the number of shares of common stock beneficially owned on March 12, 2004 by all directors and nominees for director, by each of the executive officers named in the Summary Compensation Table on page 23, and by all directors and executive officers as a group, based on data furnished by such directors, nominees and executive officers. Unless otherwise specifically stated below, or in a Schedule 13G, all such persons have sole voting and investment power with respect to shares listed.

Name	Number of Shares Beneficially Owned		Percent of Class Beneficially Owned
Greater Than 5% Beneficial Owners(1):

AXA Financial, Inc. Alliance Capital Management L.P. The Equitable Life Assurance Society of the United States and certain of their affiliates 1290 Avenue of the Americas New York, NY 10104	14,327,041		5.7%
Capital Research and Management Company The Income Fund of America, Inc. 333 South Hope Street Los Angeles, CA 90071	23,503,810		9.2%
Vanguard Fiduciary Trust Company 500 Admiral Nelson Blvd. Malvern, PA 19355	24,623,730		9.689%
Directors and Executive Officers:
James S. Balloun	16,186	(2)(3)	*
Barbara L. Bowles	19,783	(2)(3)(4)	*
Worley H. Clark, Jr.	25,681	(2)(3)(4)	*
Alston D. Correll	1,907,194	(5)	*
Donald V. Fites	23,637	(2)(3)	*
Sir Richard V. Giordano	25,456	(2)(3)	*
David R. Goode	19,625	(2)(3)	*
Karen N. Horn	0		*
M. Douglas Ivester	19,805	(2)(3)	*
William R. Johnson	0		*
Louis W. Sullivan	20,556	(2)(3)	*
Lee M. Thomas	478,156	(5)	*
James B. Williams	42,592	(2)(3)	*
John D. Zeglis	11,303	(2)(3)	*
David J. Paterson	119,591	(5)	*
John F. Lundgren	11,338	(5)(6)	*
Ronald L. Paul	214,488	(5)	*
All directors and executive officers as a group (24 persons)	4,085,002	(2)(3)(4)(5)(6)(7)	1.59%

*	Less than 1 percent.

(1)	According to Schedule 13Gs filed with the SEC and subject to the qualifications set forth therein.

OWNERSHIP OF COMMON STOCK OF GEORGIA-PACIFIC

(2)	Includes the following number of restricted shares received under the Outside Directors Stock Plan:

Number of Shares
Mr. Balloun	8,700
Ms. Bowles	5,549
Mr. Clark	5,549
Mr. Fites	14,341
Sir Richard V. Giordano	17,988
Mr. Goode	13,157
Mr. Ivester	12,337
Dr. Sullivan	13,815
Mr. Williams	17,124
Mr. Zeglis	4,835

(3)	Includes the following number of shares, with respect to which the following directors have the right to acquire beneficial ownership through the exercise of stock options:

Number of Shares
5,468
Mr. Balloun	5,468
Ms. Bowles	5,468
Mr. Clark	5,468
Mr. Fites	5,468
Sir Richard V. Giordano	5,468
Mr. Goode	5,468
Mr. Ivester	5,468
Dr. Sullivan	5,468
Mr. Williams	5,468
Mr. Zeglis	5,468

(4)	Includes the following number of shares, with respect to which the following directors have the right to acquire beneficial ownership through the exercise of stock options originally granted under the Fort James Corporation Stock Option Plan for Outside Directors:

Number of Shares
Ms. Bowles	8,393
Mr. Clark	14,033

(5)	Includes the following number of shares, with respect to which the following executive officers have the right to acquire beneficial ownership through the exercise of stock options:

Number of Shares
Mr. Correll	1,616,450
Mr. Thomas	456,849
Mr. Paterson	96,021
Mr. Lundgren	0
Mr. Paul	204,660

(6)	Includes, as of March 12, 2004, an aggregate of 1,129,611 shares of Georgia-Pacific common stock, including restricted stock and stock which may be acquired through the exercise of stock options, of which our executive officers (other than Messrs. Correll, Thomas, Lundgren, Paterson and Paul) have beneficial ownership.
(7)	Mr. Lundgren resigned as an executive officer of Georgia-Pacific effective February 29, 2004, therefore his beneficial ownership is as of such date.

FIVE-YEAR PERFORMANCE GRAPH

The following graph compares the cumulative total return, assuming reinvestment of dividends, on our common stock with that of the S&P 500 Stock Index, the S&P Paper Products Index and the S&P Paper and Forest Products Index for the five-year period ended December 31, 2003. The graph assumes $100 was invested on December 31, 1998 in each of Georgia-Pacific common stock, the S&P 500 companies, the companies in the S&P Paper Products Index and the companies in the S&P Paper and Forest Products Index. The S&P Paper Products Index currently includes Georgia-Pacific, International Paper and MeadWestvaco. The S&P Paper and Forest Products Index currently includes these three companies, as well as Louisiana-Pacific and Weyerhaeuser, each of which is primarily considered to be engaged in the forest products business, a line of business in which we also participate.

	1998	1999	2000	2001	2002	2003

Georgia-Pacific	$100	$175	$109	$98	$59	$115

S&P 500 Index	$100	$121	$110	$97	$75	$97

S&P Paper Products Index	$100	$136	$122	$123	$102	$140

S&P Paper and Forest Products Index	$100	$140	$114	$117	$100	$138

The information contained in the Performance Graph shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate it by reference in such filing.

APPROVAL OF BENEFIT PLAN AMENDMENT

Proposal No. 2 — Amendment to Georgia Pacific Corporation Long-Term Incentive Plan

The Board of Directors is asking shareholders to approve an amendment to the Georgia-Pacific Corporation Long-Term Incentive Plan, or LTIP, that would add stock appreciation rights, known as SARs, as permitted awards under the plan. This amendment will not result in an increase in the total number of shares of Georgia-Pacific stock that can be granted under the LTIP.

An SAR award permits the grantee to receive the appreciation, if any, of the fair market value of a share of Georgia-Pacific stock on the date of exercise over the fair market value of such a share on the date of grant. SARs are subject to such terms and conditions as the Compensation Committee may determine.

We believe that this amendment will add greater flexibility to the LTIP and will allow us to better utilize the authorized shares available for issuance under the LTIP. Proxies solicited on behalf of the Board of Directors will be voted FOR this proposal unless shareholders specify a contrary choice.

The Board of Directors recommends that shareholders vote FOR this proposed amendment.

Summary of the LTIP, as Proposed to be Amended

A summary of the LTIP, as proposed to be amended, is set forth below. This summary is qualified in its entirety by reference to the full text of the LTIP, as proposed to be amended, which is attached to this proxy statement as Appendix B.

Purpose.    The purpose of the LTIP is to promote our interests and the interests of our shareholders by attracting and retaining exceptional executives and key employees, motivating employees by means of performance-related incentives to achieve long-range performance goals, and enabling employees to participate in our long-term growth and financial success.

Participation.    As of March 1, 2004, there were approximately 2,085 grantees who held outstanding awards under the LTIP. As of March 1, 2004, there were approximately 10,484,000 shares of common stock subject to outstanding awards, and approximately 6,948,000 shares of common stock reserved and available for future awards under the LTIP.

Permissible Awards.    The LTIP authorizes the granting of awards in any of the following forms:

■	options to purchase shares of stock;
■	restricted or unrestricted shares of stock;
■	dividend equivalents;
■	performance awards payable in cash, stock or options; and
■	SARs.

Limitations on Awards.    The maximum number of shares of restricted stock, stock options, SARs and performance shares that may be granted under the LTIP may not exceed 16,000,000 shares. Additionally, with respect to grants to a single employee during a calendar year, no more than 1,200,000 shares may be issued in connection with stock options, no more than 150,000 shares may be issued in the form of restricted stock, no more than 300,000 shares may be issued in connection with other stock-based performance awards, and the shares with respect to which SARs are granted may not exceed 1,200,000 shares. The maximum aggregate amount payable under any cash-based performance awards granted in any year to an employee is $2,500,000.

Administration.    The LTIP is administered by the Compensation Committee. The Committee has the sole authority to designate participants and determine the type, terms and conditions of awards to be granted.

APPROVAL OF BENEFIT PLAN AMENDMENT

Stock Options.    The Committee is authorized to grant incentive stock options or non-qualified stock options under the LTIP. We generally do not grant incentive stock options. The exercise price of an option granted under the LTIP may not be less than the fair market value of the underlying stock on the date of grant.

Restricted Stock Awards.    The Committee may make awards of restricted stock to participants, subject to such restrictions on transferability and other restrictions as the Committee may deem appropriate.

Performance Awards.    The Committee may grant performance awards that are payable in cash, restricted or unrestricted shares of stock, or stock options. The Committee has the complete discretion to determine the number of performance awards granted to any participant and to set performance goals and other terms or conditions to payment of the performance awards. The extent to which these performance goals are met determines the number and value of performance awards that will be paid to the participant.

Stock Appreciation Rights (SARs).    The proposed amendment will give the Committee the authority to grant SARs under the LTIP. An SAR award permits the grantee to receive the appreciation, if any, of the fair market value of a share of common stock on the date of exercise over the fair market value of such a share on the date of grant. Payment of any appreciation will be paid in cash, common stock or a combination of cash and common stock as the Committee directs.

Performance Goals.    Any award made to an officer that is a qualified performance-based award is fully deductible without regard to the $1,000,000 deduction limit imposed by Section 162(m) of the Code. Each year, the Committee establishes objectively determinable performance goals for awards based on one or more performance criteria. The goals may be particular to an officer or may be based, in whole or part, on the performance of the division, department, line of business, subsidiary or other business unit in which the officer works, or on the performance of Georgia-Pacific generally. The Committee must establish such goals prior to the beginning of the period for which such performance goal relates (or such later date as may be permitted under applicable tax regulations). Any payment of an award granted with performance goals is conditioned on the written certification of the Committee in each case that the performance goals and any other material conditions were satisfied.

Limitations on Transfer; Beneficiaries.    No award is assignable or transferable by a participant other than by will or the laws of descent and distribution; provided, however, that the Committee may (but need not) permit other transfers where it concludes that such transferability does not result in accelerated taxation, does not cause any option intended to be an incentive stock option to fail to qualify as such, and is otherwise appropriate and desirable, taking into account applicable tax or securities laws. A participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the participant and to receive any distribution with respect to any award upon the participant’s death.

Change of Control.    Upon the occurrence of a change of control, as defined in the LTIP, all outstanding awards will become noncancellable, fully vested and exercisable, and all performance goals applicable to an award will be deemed automatically satisfied with respect to the maximum compensation attainable pursuant to such award, so that all of such compensation shall be immediately vested and payable. The Committee may permit any award to be cashed out based on the change of control value. If, after a change of control, a participant’s employment is terminated for any reason other than death or retirement, his or her options will remain

APPROVAL OF BENEFIT PLAN AMENDMENT

exercisable for a period of 90 days or such longer period as the award agreement may provide, but not beyond the expiration date of the option.

Adjustments.    In the event of a merger, reorganization, recapitalization, stock dividend, stock split or other change in corporate structure affecting our common stock, the Committee may make adjustments in the aggregate number and kind of shares reserved for issuance under the LTIP, in the maximum number of shares that may be granted in any calendar year, and in the number, kind and exercise price of shares subject to outstanding awards, and may make such other adjustments as it may determine to be appropriate to ensure that participants are treated equitably.

Termination and Amendment.    Our Board of Directors may terminate or amend the LTIP at any time without shareholder approval, but only to the extent that shareholder approval is not required by applicable law or regulation. Shareholder approval is required with respect to any amendment to increase any of the award limitations set forth in the LTIP, extend the term of the LTIP, materially change the eligibility provisions, or change the provisions governing the minimum exercise price for options.

The Committee may amend or terminate outstanding awards. However, such amendments may require the consent of the participant and, unless approved by our shareholders or otherwise permitted by the antidilution provisions of the LTIP, the exercise price of an outstanding option may not be reduced, directly or indirectly, and the original term of an option may not be extended.

Awards to Named Executive Officers and Others

Any future awards under the LTIP will be made at the discretion of the Compensation Committee. Consequently, we cannot determine, with respect to any particular person or group, either the benefits or amounts that will be received in the future pursuant to the LTIP. For detailed information on awards to certain executive officers under the LTIP during the most recent fiscal year see “Compensation Committee Report,” “Summary Compensation Table,” and “Option, SAR and Performance Rights Grants in 2003.”

U.S. Federal Income Tax Consequences

Nonqualified Stock Options.    There will be no federal income tax consequences to the optionee or to us upon the grant of a nonqualified stock option under the LTIP. When the optionee exercises a nonqualified option, however, he or she will realize ordinary income in an amount equal to the excess of the fair market value of the common stock received at the time of exercise over the exercise price, and we will be allowed a corresponding deduction. Any gain that the optionee realizes when he or she later sells or disposes of the option shares will be short-term or long-term capital gain, depending on how long the shares were held.

Incentive Stock Options.    There typically will be no federal income tax consequences to the optionee or to us upon the grant or exercise of an incentive stock option. If the optionee holds the option shares for the required holding period of at least two years after the date the option was granted or one year after exercise, the difference between the exercise price and the amount realized upon sale or disposition of the option shares will be long-term capital gain or loss, and we will not be entitled to a federal income tax deduction. If the optionee disposes of the option shares in a sale, exchange, or other disqualifying disposition before the required holding period ends, he or she will realize taxable ordinary income in an amount equal to the excess of the fair market value of the option shares at the time of exercise over the exercise price, and we will be allowed a federal income tax deduction equal to such amount. While the exercise of an incentive stock option does not result in current taxable income, the excess of the

APPROVAL OF BENEFIT PLAN AMENDMENT

fair market value of the option shares at the time of exercise over the exercise price will be an item of adjustment for purposes of determining the optionee’s alternative minimum taxable income.

Restricted Stock.    Unless a participant makes an election to accelerate recognition of the income to the date of grant (as described below), the participant will not recognize income, and we will not be allowed a tax deduction, at the time a restricted stock award is granted. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the common stock as of that date (less any amount paid for the stock), and we will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Section 162(m) of the Code. If the participant files an election under Section 83(b) of the Code within 30 days of the date of grant of the restricted stock, he or she will recognize ordinary income as of the date of grant equal to the fair market value of the stock as of that date (less any amount paid for the stock), and we will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Section 162(m). Any future appreciation in the stock will be taxable to the participant at capital gains rates. However, if the stock is later forfeited, the participant will not be able to recover the tax previously paid pursuant to a Section 83(b) election.

Performance Awards.    A participant generally will not recognize income, and we will not be allowed a tax deduction, at the time performance awards are granted, so long as the awards are subject to a substantial risk of forfeiture. When the participant receives or has the right to receive payment of cash or shares under the performance award, the cash amount of the fair market value of the shares of stock will be ordinary income to the participant, and we will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Section 162(m).

Stock Appreciation Rights (SARs).    There will be no federal income tax consequences to the grantee or to us upon the grant of an SAR under the LTIP. When the optionee exercises an SAR, however, he or she will realize ordinary income in an amount equal to the excess of the fair market value of the common stock received at the time of exercise over the fair market value of a share of common stock on date of grant and we will be allowed a corresponding deduction.

APPROVAL OF BENEFIT PLAN AMENDMENT

Equity Compensation Plan Information

The following table provides information as of January 3, 2004 about the shares that may be issued under all of our existing equity compensation plans. The table does not include information with respect to shares subject to outstanding options granted under equity compensation plans assumed by us in connection with mergers and acquisitions of the companies that originally granted those options. Footnote 7 to the table sets forth the total number of shares of our common stock issuable upon the exercise of those assumed options as of January 3, 2004, and the weighted average exercise price of those options. No additional options may be granted under those assumed plans.

Plan category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights		(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity Compensation Plans Approved by Shareholders	11,246,332 2,666,453 113,394 n/a	(1) (2) (3)	$ $	29.54 26.69 n/a n/a	6,888,671 -0- 251,232 3,842,345	(4)

Equity Compensation Plans Not Approved by Shareholders	134,200 n/a	(5)		$18.36 n/a	115,800 419,869	(6)

Total	14,160,379				11,517,917

(1)	Issued under the LTIP.
(2)	Issued under the Georgia-Pacific Corporation 1995 Shareholder Value Incentive Plan.
(3)	Issued under the Georgia-Pacific Corporation Outside Directors Stock Plan (1995).
(4)	Issued under the Georgia-Pacific Corporation 2000 Employee Stock Purchase Plan.
(5)	Issued under the Georgia-Pacific Corporation Outside Directors Stock Option Plan (2002). Georgia-Pacific reserved 250,000 shares of common stock for issuance under this plan, which provides for the issuance of non-qualified stock options to nonemployee directors. Option grants generally vest ratably over a three-year period and expire and cease to be exercisable ten years after the date of grant.
(6)	Issued under the Georgia-Pacific Corporation Non-Qualified Employee Stock Purchase Plan (formerly known as the Georgia-Pacific Tissue 2000 Employee Stock Purchase Plan).
(7)	The table does not include information for the following equity compensation plans assumed in connection with mergers and acquisitions of the companies that originally established those plans: the Fort James Corporation 1996 Stock Incentive Plan, the Fort James Corporation Stock Option Plan for Outside Directors, the James River Corporation of Virginia 1987 Stock Option Plan, the Fort Howard Corporation Management Equity Plan, the Fort Howard Corporation 1995 Stock Incentive Plan, the Fort Howard Corporation 1996 Executive Share Option Scheme, the Wisconsin Tissue Management LLC Stock Option Plan, and the Unisource Worldwide Stock Option Plan. As of January 3, 2004, a total of 2,223,118 shares of our common stock were issuable upon exercise of outstanding options under those assumed plans. The weighted average exercise price of those outstanding options is $26.80 per share. No additional options may be granted under those assumed plans.

APPROVAL OF BENEFIT PLAN

Proposal No. 3 – Approval of Short-Term Incentive Plan to Assure Full Deductibility of Awards in connection with Internal Revenue Code Section 162(m)

The Board of Directors is asking shareholders to approve the existing Georgia-Pacific Corporation Short-Term Incentive Plan, or STIP, so that the income tax deduction for incentive compensation awards paid under the STIP will not be limited pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

Assuming shareholder approval of this proposal, annual cash bonuses payable under the STIP that are based upon attainment of any of the objectively determinable performance measures described below will qualify as performance-based compensation under Section 162(m) of the Code. Compensation that qualifies as performance-based compensation, as defined in the relevant tax regulations, does not count against the $1,000,000 deductible compensation limit otherwise imposed by Section 162(m) on compensation paid to each of our chief executive officer and our four other most highly compensated executive officers (the “162(m) Employees”).

Approval of the STIP by shareholders will enable us to realize a full income tax deduction for performance-based awards made under the STIP. This will save us money while allowing us to pay our officers competitively and reward them for their performance. Proxies solicited on behalf of the Board of Directors will be voted FOR this proposal unless shareholders specify a contrary choice.

The Board of Directors recommends that shareholders vote FOR this proposed approval of the STIP.

Summary of the STIP

A summary of the STIP is set forth below. This summary is qualified in its entirety by reference to the full text of the STIP, which is attached to this proxy statement as Appendix C.

The purpose of the STIP is to promote our interests and the interests of our shareholders by motivating employees to achieve objective short-term performance goals by means of performance-based annual cash bonuses.

The STIP is administered by the Compensation Committee of our Board of Directors, which has the sole authority to make all determinations with respect to the construction and interpretation of the STIP. The Board of Directors, by action of the Compensation Committee, may terminate or amend the STIP at any time without shareholder approval. Bonuses under the STIP are unfunded and are payable from the general assets of the company.

The STIP pays bonuses based on our actual performance and/or the performance of individual business units measured against established business and/or financial performance measures. The Compensation Committee has approved the following measures upon which performance goals may be established:

■	earnings before interest and taxes;
■	free cash flow;
■	return on net assets;
■	net earnings;
■	earnings per share;
■	net sales growth;
■	net income (before or after taxes) or net operating profit;
■	return measures (including return on assets, capital, equity or sales);
■	cash flow (including operating or free cash flow and cash flow return on capital);
■	earnings (before or after taxes, interest, depreciation and/or amortization);
■	gross or operating margins;
■	productivity;
■	share price (including growth measures and total shareholder return);
■	expense targets;
■	margins;
■	operating efficiency;
■	customer satisfaction;

APPROVAL OF BENEFIT PLAN

■	working capital targets or cost control measures;
■	quality measures; and
■	Economic Value Added (relative or absolute).

Each calendar year, management establishes the factors for each business unit that are used to calculate incentive compensation under STIP. These factors include the applicable performance measure(s) selected from the list above, the performance goals applicable to each performance measure, the relative weight of each performance measure and each eligible employee’s target bonus percentage. The Compensation Committee approves such factors with respect to all executive officers.

Under the STIP, a “participant funding amount” is determined for each eligible employee based on the performance goals achieved by the company and/or business unit(s) with which the employee’s incentive is aligned, the relative weight applicable to each performance measure, and the employee’s target bonus percentage. With respect to all employees other than the 162(m) Employees, 60% of the employee’s participant funding amount is automatically allocated to the eligible employee; the remaining 40% of the participant funding amount is aggregated in an incentive compensation pool and then allocated in the discretion of management to reward top performers in the company and/or business unit. With respect to a 162(m) Employee, the 162(m) Employee’s entire participant funding amount is allocated to the individual, with 40% of such amount subject to reduction by the Committee, in its discretion, based on his or her individual performance and contribution to the company. Any such reduction from the 162(m) Employee’s participant funding amount cannot be reallocated to any other participant in the STIP.

For employees other than 162(m) Employees, the discretionary allocation component can cause bonuses paid under the STIP to exceed the participant funding amount attributable to such individual. However, for 162(m) Employees, the discretionary allocation component can never result in a bonus that exceeds the participant funding amount attributable to such 162(m) Employee. In no event may any participant receive a bonus under the STIP for any calendar year that exceeds $3,500,000.

Awards to Named Executive Officers and Others

Any future awards under the STIP will be made at the discretion of the Committee. Consequently, we cannot determine, with respect to any particular person or group, either the benefits or amounts that will be received in the future pursuant to the STIP.

RATIFICATION OF INDEPENDENT AUDITORS

The Audit Committee of the Board has appointed Ernst & Young LLP as the company’s independent auditors for the fiscal year ending January 1, 2005. Services provided to us by Ernst & Young in fiscal 2003 are described under “Independent Auditor Information” above.

Representatives of Ernst & Young are expected to attend the Annual Meeting, where they will be available to respond to appropriate questions and to make such statements as they may desire.

We are asking our shareholders to ratify the appointment of Ernst & Young LLP as our independent auditors for fiscal year 2004. Though ratification is not required by our bylaws or otherwise, the Board is submitting the appointment of Ernst & Young LLP to our shareholders for ratification as a matter of good corporate practice.

In the event shareholders do not ratify the appointment, the appointment will be reconsidered by the Audit Committee and the Board of Directors. Even if the appointment is ratified, the Audit Committee in its discretion may select a different registered public accounting firm at any time if it determines that such a change would be in our best interests and the best interests of our shareholders.

The Board recommends that shareholders vote FOR the ratification of the appointment of Ernst & Young LLP as our independent auditors for fiscal 2004.

OTHER MATTERS

Compensation Committee Interlocks and Insider Participation

Other than his or her directorship, the members of our Compensation Committee do not have any material relationship with Georgia-Pacific, our Chief Executive Officer or any other executive officer of Georgia-Pacific.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires Georgia-Pacific’s directors and executive officers to file with the Securities and Exchange Commission and the New York Stock Exchange reports of changes in ownership of Common Stock. Securities and Exchange Commission regulations require that such directors and executive officers furnish to Georgia-Pacific copies of all Section 16(a) reports they file. To Georgia-Pacific’s knowledge, based solely upon a review of the copies of such reports furnished to Georgia-Pacific and written representations that no other reports were required, except as noted below, all of its officers and directors complied with applicable Section 16(a) filing requirements during the fiscal year ended January 3, 2004.

Atlanta, Georgia

March 26, 2004

APPENDIX A

GEORGIA-PACIFIC CORPORATION

Board of Directors

Audit Committee

CHARTER

Purpose

The primary purpose of the Audit Committee of the Board of Georgia-Pacific Corporation is to assist the Board in its oversight of:

•	The integrity of the financial statements of the Company.

•	The independent accountants’ qualifications and independence.

•	The performance of the Company’s internal audit function and independent accountants.

•	The compliance by the Company with legal and regulatory requirements.

The Committee also shall prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

The function of the Committee is oversight. It is the responsibility of management to ensure that the Company’s financial statements are complete, correct and prepared in accordance with generally accepted accounting principles. Management and the Internal Audit Department are responsible for maintaining appropriate accounting and financial reporting policies and internal controls and procedures designed to ensure compliance with accounting standards and applicable laws, rules and regulations.

Authority

The Committee shall have the resources and authority appropriate to discharge its duties and responsibilities enumerated in this Charter—including unrestricted access to the Company’s employees, books and records and the authority to retain counsel and other experts or consultants—and such other duties and responsibilities as it may be assigned upon the direction and approval of the Board. If the Committee uses third-party service providers in carrying out its duties, the Committee shall have the sole authority to select, retain and terminate any such third-party service provider and to approve the provider’s fees and other retention terms.

Membership

The Committee shall be comprised of not less than three non-management members of the Board, each of whom shall be an “independent director” in accordance with the Company’s Corporate Governance Guidelines. All committee members shall be financially literate, and at least one member shall satisfy the definition of, and be designated as, a “financial expert,” as defined by Securities and Exchange Commission rules and regulations. The members of the Committee shall be appointed annually by the Board, and the Board shall designate one member of the Committee as Chairperson. The Board may fill vacancies on the Committee, and may remove a Committee member at any time with or without cause.

APPENDIX A

Operations

The Committee shall meet at least quarterly and at such other times as the Chairman of the Committee shall designate, or at the request of a majority of Committee members, the Chairman of the Board or a majority of the Board, in each case in accordance with the Company’s Bylaws.

Reports and Minutes

The Committee shall report to the Board periodically or as required by the nature of its duties on all of its activities and shall make such recommendations to the Board as the Committee decides are appropriate. The Committee shall record minutes for each meeting. The Committee shall review and approve the Committee minutes and they shall be filed with the Secretary of the Company for retention with the records of the Company.

Duties and Responsibilities

The duties and responsibilities of the Committee are to:

1.	Oversee the activities of the Company’s management in its preparation of the Company’s financial statements and related financial disclosures, and review and discuss the audited financial statements with management. To carry out this responsibility, the Committee shall:

(a)	review with management the existence and substance of any significant accounting accruals, reserves or other financial reporting judgments that had or may have a material impact on the Company’s financial statements;

(b)	discuss with management and the independent public accountant any significant changes in the accounting principles used to prepare such financial statements, including significant proposed changes in accounting and financial reporting standards, as well as all alternative accounting treatments of financial information within generally accepted accounting principles;

(c)	discuss with management and the independent public accountant any significant issues or disagreements between them affecting the preparation of the Company’s financial statements and how they were resolved;

(d)	review and discuss with management the scope and content of the Management Discussion and Analysis section of the Company’s quarterly and annual financial statements; and

(e)	establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

2.	Oversee the activities of the Company’s independent public accountant. To carry out this responsibility, the Committee shall:

(a)	be directly responsible for the appointment, compensation and oversight of the work of the independent public accountant, including resolution of disagreements between management and the independent public accountant regarding financial reporting;

APPENDIX A

(b)	approve the annual audit plan of the independent public accountant and its fees;

(c)	discuss the results of its quarterly reviews and other matters required to be communicated to the Committee by the independent public accountant under generally accepted auditing standards;

(d)	meet with management and the independent public accountant to discuss the audited financial statements and disclosures of the Company, including their judgment about the quality, not just the acceptability, of accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements, the scope of the audit, the adequacy of the Company’s internal financial controls and other matters that could significantly affect the quality of the Company’s audited financial statements;

(e)	discuss with the independent public accountant the matters required by Statement on Auditing Standards No. 61, review and discuss with the independent public accountant the written disclosures required by Independence Standards Board No. 1 regarding their independence, and recommend to the Board any appropriate action to ensure such independence;

(f)	review with management and the independent public accountant key issues involved in the Company’s quarterly financial statements prior to the filing of such financial statements with the SEC;

(g)	pre-approve all audit and non-audit services provided by the independent public accountant and not engage the independent public accountant to perform specific non-audit services proscribed by law, rule or regulation. The Committee may delegate pre-approval authority to a member of the Committee; provided, that the decisions of any Committee member to whom pre-approval authority is delegated shall be presented to the full Committee at its next scheduled meeting;

(h)	at least annually, obtain and review a report by the independent public accountant that describes: 1) the firm’s internal quality control procedures, 2) any material issues raised by the most recent internal quality control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues, and 3) all relationships between the independent public accountant and the Company (to assess the independent public accountant’s independence); and

(i)	set clear hiring policies for employees or former employees of the independent public accountant that meet the listing standards of the New York Stock Exchange and any other applicable laws, rules and regulations regarding such policies in effect from time to time.

3.

Periodically review with management the areas of greatest risk to the operations and financial results of the Company, including environmental regulations, major pending litigation, tax issues or significant financial exposure and the steps management has or

APPENDIX A

intends to take to monitor and control such risks. To carry out this responsibility, the Committee shall:

(a)	periodically meet with management to review such areas of risk, and discuss the steps management has taken or proposes to take to monitor and control such risks;

(b)	oversee the functioning of the Internal Audit Department, including its staffing, budget and work-plans, review the periodic reports prepared by it, and review its charter, responsibility, authority and reporting relationships;

(c)	review with the General Counsel all legal and regulatory matters that may have a material impact on the Company’s financial statements and the scope and effectiveness of its compliance policies;

(d)	review periodically with the Director of Corporate Security significant cases of alleged employee conflict of interest, ethical violations, misconduct or fraud, the volume and nature of calls to the Company’s “hot line” and other matters and issues affecting the security of the Company’s assets and employees;

(e)	review management’s assertions on its assessment of the effectiveness of internal controls as of the end of the most recent fiscal year and the independent public accountant’s report on management’s assertions;

(f)	review and discuss earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies; and

(g)	receive corporate attorneys’ reports of evidence of a material violation of securities laws or a breach of fiduciary duty.

4.	Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

5.	Evaluate the performance of the Committee annually. This evaluation will be conducted in coordination with procedures established by the Executive and Governance Committee.

6.	Perform any other duties or responsibilities delegated to the Committee by the Board from time to time.

August 1, 2003

APPENDIX B

GEORGIA-PACIFIC CORPORATION

LONG-TERM INCENTIVE PLAN

(As Proposed to be Amended)

APPENDIX B

-i-

APPENDIX B

-ii-

APPENDIX B

-iii-

APPENDIX B

GEORGIA-PACIFIC CORPORATION

LONG-TERM INCENTIVE PLAN

1.    ADOPTION AND PURPOSE

Georgia-Pacific Corporation (the “Company”) hereby adopts this Georgia- Pacific Corporation Long-Term Incentive Plan, which was approved by its Board of Directors on September 17, 1997, subject to further approval by the Company’s shareholders (the “Plan”). The purposes of the Plan are to promote the interests of the Company and its stockholders by (a) attracting and retaining exceptional executive personnel and other key employees for the Company and its Subsidiaries (as defined below), (b) motivating such employees by means of performance-related incentives to achieve long-range performance goals and (c) enabling such employees to participate in the long-term growth and financial success of the Company.

2.    DEFINITIONS

The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:

“(a)    Award.    “Award” means, individually or collectively, a grant under this Plan of Options, Restricted Shares, Dividend Equivalents, a Performance Award, and/or SARs. The issuance of Options, Restricted Shares, shares of unrestricted Common Stock, Dividend Equivalents, SARs and/or cash pursuant to an Award or the taking of any other action mandated under the terms and conditions of an Award, shall not be deemed to be a new Award for any purpose under this Plan (including, but not limited to, Section 16).”

(b)    Award Agreement.    “Award Agreement” means a written agreement entered into between the Company and a Participant setting forth the terms and conditions of an Award made to such Participant under this Plan, in the form prescribed by the Committee.

(c)    Board.    “Board” means the Board of Directors of the Company.

(d)    Cause.    “Cause” shall mean any of the following: (i) the willful failure of a Participant to perform satisfactorily the duties consistent with his title and position reasonably required of him by the Board or supervising management (other than by reason of incapacity due to physical or mental illness); (ii) the commission by a Participant of a felony, or the perpetration by a Participant of a dishonest act or common law fraud against the Company or any of its Subsidiaries; or (iii) any other willful act or omission (including without limitation the deliberate and willful violation of any corporate policy or regulation) which could reasonably be expected to expose the Company to civil liability under the law of the applicable jurisdiction or causes or may reasonably be expected to cause significant injury to the financial condition or business reputation of the Company or any of its Subsidiaries.

(e)    Change of Control.    “Change of Control” shall have the meaning specified in Section 11(b).

(f)    Code.    “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid

APPENDIX B

regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

(g)    Committee.    “Committee” means the Compensation Committee of the Board of Directors of the Company, as constituted from time to time, or such subcommittee of that body as the Compensation Committee shall specify to act for the Compensation Committee with respect to this Plan. Each member of the Committee shall be a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act and shall be an “outside director” within the meaning of Section 162(m) of the Code. The Committee shall be composed of at least two (2) such directors.

(h)    Common Stock.    “Common Stock” means the Company’s common stock, par value $0.80 per share.

(i)    Company.    “Company” means Georgia-Pacific Corporation, a Georgia corporation headquartered in Atlanta, Georgia.

(j)    Dividend Equivalent.    “Dividend Equivalent” means an Award granted to a Participant under Section 5(d).

(k)    Effective Date.    “Effective Date” means the effective date of this Plan as defined in Section 16.

(l)    Employee.    “Employee” means a common law employee of the Company or a Subsidiary (including, without limitation, any Company or Subsidiary officer).

(m)    Exchange Act.    “Exchange Act” means the Securities Exchange Act of 1934, as amended. Reference to a specific section of the Exchange Act or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

(n)    Fair Market Value.    “Fair Market Value” means, on any date, the mean between the high and low sales prices of a share of Common Stock on that date as reported in The Wall Street Journal, New York Stock Exchange—Composite Transactions, or as reported in any successor quotation system adopted prospectively for this purpose by the Committee, in its discretion. If the date of determination is not a trading date on the New York Stock Exchange, Fair Market Value shall be determined using the high and low sales prices of a share of Common Stock on the next preceding trading date. The Fair Market Value of the Stock shall be rounded to the nearest whole cent (with 0.5 cent being rounded to the next higher whole cent).

(o)    Incentive Stock Option.    “Incentive Stock Option” has the meaning specified in Section 5(a).

(p)    Non-Qualified Stock Option.    “Non-Qualified Stock Option” has the meaning specified in Section 5(a).

(q)    Option.    “Option” means an Incentive Stock Option or a Non-Qualified Stock Option as defined in this Plan.

APPENDIX B

(r)    Participant.    “Participant” means an Employee who has been designated as such by the Committee pursuant to this Plan.

(s)    Performance Goals.    “Performance Goals” means, with respect to any Performance Period, one or more objective performance goals based on one of more of the following objective criteria established by the Committee prior to the beginning of such Performance Period or within such period after the beginning of the Performance Period as shall meet the requirements to be considered “pre-established performance goals” for purposes of Code Section 162(m): (i) increases in the price of the Common Stock; (ii) market share; (iii) sales; (iv) return on equity, assets or capital; (v) economic profit (economic value added); (vi) total shareholder return; (vii) costs; (viii) margins; (ix) earnings or earnings per share; (x) cash flow; (xi) customer satisfaction; (xii) operating profit; or (xiii) any combination of the foregoing. Such Performance Goals may be particular to an Employee or may be based, in whole or part, on the performance of the division, department, line of business, Subsidiary or other business unit, whether or not legally constituted, in which the Employee works or on the performance of the Company generally.

(t)    Performance Award.    “Performance Award” shall have the meaning specified in Section 5(b).

(u)    Performance Period.    “Performance Period” means the period of service designated by the Committee applicable to a Performance Award during which the Performance Goals will be measured.

(v)    Plan.    “Plan” means the Georgia-Pacific Corporation Long-Term Incentive Plan (formerly known as the Georgia-Pacific Corporation/Georgia-Pacific Group 1997 Long-Term Incentive Plan) as described in this plan document.

(w)    Plan Year.    “Plan Year” means the calendar year.

(x)    Restricted Shares.    “Restricted Shares” shall have the meaning specified in Section 5(c).

(y)    Restriction Period.    “Restriction Period” means a Performance Period and/or any other period during which full ownership of compensation contemplated in an Award remains restricted pursuant to the terms and conditions of that Award.

(z)    Subsidiary.    “Subsidiary” means any corporation or other entity, whether domestic or foreign, in which the Company has or obtains, directly or indirectly, a proprietary interest of more than 20% by reason of stock ownership or otherwise.

(aa)    SAR.    “SAR” has the meaning specified in Section 5(e).

(ab)    SAR Unit.    “SAR Unit” means a bookkeeping entry maintained by the Company on the Company’s books and records for each share of Common Stock with respect to which a Participant has a SAR.

APPENDIX B

3.    ELIGIBILITY

Any Employee designated by the Committee (in its sole discretion) as a Participant under this Plan will be eligible to receive an Award specified by the Committee in accordance with this Plan.

4.    STOCK SUBJECT TO THE PROVISIONS OF THIS PLAN; LIMITATIONS

(a)    Applicable Stock.    The stock subject to the provisions of this Plan shall either be shares of authorized but unissued Common Stock, shares of Common Stock held as treasury stock or previously issued shares reacquired by the Company, including shares purchased on the open market.

(b)    Plan Limitations.    Subject to adjustment in accordance with the provisions of Sections 4(d) and 9, the total number of shares of Common Stock with respect to which Awards of Options, Restricted Shares, SARs, Performance Awards, and/or unrestricted Common Stock may be granted under this Plan may not exceed 16,000,000 shares.

(c)    Individual Limitations.    Subject to adjustment in accordance with Section 9, and subject to Section 4(b), (i) the total number of shares of Common Stock with respect to which Awards of Options may be granted in any Plan Year to any Employee shall not exceed 1,200,000 shares, (ii) the total number of Restricted Shares which may be granted in any Plan Year to any Employee shall not exceed 150,000 shares, (iii) the total number of Performance Award shares which may be granted in any Plan Year to any Employee shall not exceed 300,000 shares, (iv) the value of any Performance Awards payable in cash that may be granted in any Plan Year to any Employee shall not exceed $2,500,000 (as determined on the date the Award is granted), and (v) the total number of shares of Common Stock with respect to which Awards of SARs may be granted in any Plan Year to any Employee shall not exceed 1,200,000 shares.

(d)    Calculation Procedures.    For purposes of calculating the total number of shares of Common Stock available under this Plan for grants of Awards, (i) the grant of an Award of Options, Restricted Shares, SARs or a Performance Award shall be deemed to be equal to the maximum number of shares of Common Stock which may be issued under the Award, (ii) the total number of shares of Common Stock with respect to which Awards may be granted under this Plan shall be increased by the number of Restricted Shares issued under this Plan pursuant to the 2003 Exchange Offer (as defined in Section 8(b)) in exchange for surrendered options that were granted under other option plans of the Company or its Subsidiaries; and (iii) subject to the provisions of Sections 4(b) and 4(c), there shall again be available for Awards under this Plan all of the following: (A) shares of Common Stock represented by Awards which have been cancelled, forfeited, surrendered or terminated or which expire unexercised (other than Restricted Shares granted in the 2003 Exchange Offer in exchange for surrendered options that were granted under other option plans of the Company or its Subsidiaries); (B) the excess portion of variable Awards which become fixed at less than their maximum limitations; and (C) the number of shares of Common Stock delivered in full or partial payment of the exercise price of any Option granted under this Plan; provided, however, that shares so delivered by an Employee in full or partial payment of the exercise of his/her Option shall not reduce the number of Options granted to the Employee in any Plan Year for purposes of Section 4(c)(i); and provided further that in no event shall the aggregate number of shares issued or delivered pursuant to the exercise of Incentive Stock Options exceed 16,000,000 shares.”

APPENDIX B

5.    AWARDS UNDER THIS PLAN

Subject to the provisions of this Plan, the Committee shall have the sole and complete authority to determine the Employees to whom Awards shall be granted and the type, terms and conditions of such Awards. As the Committee may determine, the following types of Awards may be granted under this Plan to Employees on a stand alone, combination or tandem basis:

(a)    Options.    An Award consisting of a right to buy a specified number of shares of Common Stock at a fixed exercise price during a specified time, and subject to such other terms and conditions, all as the Committee may determine. Such Options may be Non-Qualified Stock Options or Incentive Stock Options. The exercise price for an Award of Options (whether or not they are Incentive Stock Options) may not be less than 100% of the Fair Market Value of the Common Stock on the grant date. The terms and conditions for an Award of Incentive Stock Options must otherwise comply with the requirements of Section 422 of the Code or any successor Section as it may be amended from time to time. Non-Qualified Stock Options are not intended to satisfy the Code requirements for Incentive Stock Options and need not meet such requirements. Each Stock Option granted as an Award under this Plan shall be subject to the provisions of this Plan and the applicable Award Agreement approved by the Committee pursuant to Section 6(b) governing that Option.

(b)    Performance Awards.    An Award granted to an Employee consisting of the right to receive cash, shares of Common Stock, Options or Restricted Shares that are not to be issued to the Employee until after the satisfaction of the related Performance Goals during the related Performance Period. Such Awards shall be subject to the following conditions and procedures:

(i)	Administration. Performance Awards may be granted to Employees either alone or in addition to other Awards granted under this Plan. The Committee shall determine the Employees to whom Performance Awards shall be awarded for any Performance Period, the duration of the applicable Performance Period, the Performance Goals which must be met for the Award to be paid and the amount of cash and/or the number of shares of Common Stock, Options and/or Restricted Shares to be awarded at the end of a Performance Period to Employees if the Performance Goals are met or exceeded. Each such Performance Award shall be subject to the provisions of this Plan and the applicable Award Agreement approved by the Committee pursuant to Section 6(b) governing that Award.

(ii)	Payment of Award. After the end of a Performance Period, the degree to which the Performance Goals related to such Performance Period have been met shall be determined by the Committee. If the Performance Goals are not met, no compensation shall be issued pursuant to the Performance Award. If the Performance Goals are met or exceeded, the Committee shall certify that fact in writing in the Committee minutes or elsewhere and authorize the payment of the amount of cash or issuance of the number of shares of Common Stock, Options and/or Restricted Shares as contemplated under the affected Performance Award in accordance with the related Award Agreement.

(iii)

Further Restriction Period.    At the discretion of the Committee, a Performance Award may provide for deferral of vesting and/or transfer rights with respect to all or some of the incidents of ownership of the compensation contemplated in the Award based on the

APPENDIX B

satisfaction of terms and conditions in addition to the attainment of the stated Performance Goals during the related Performance Period over a further Restriction Period following the Performance Period. In such a case, such vesting and/or transfer rights with respect to the affected incidents of ownership shall be postponed until the Committee certifies that the additional conditions have been timely met and authorizes such vesting and/or transfer. Such acts by the Committee shall not be deemed to be a new Award.

(c)    Restricted Shares.    An Award consisting of a transfer of shares of Common Stock to a Participant, subject to such restrictions on transfer or other incidents of ownership, for such periods of time (with respect to each Award, the “Restriction Period”) as the Committee may determine. Restrictions on an Award of Restricted Shares may include the attainment of specified Performance Goals during a designated Performance Period having a minimum duration of at least one year, the passage of a period of time having a minimum duration of at least three years (during which Awards may vest incrementally), or a combination of such restrictions and/or of other delayed vesting conditions; provided that in no event may the minimum duration of such Restriction Period be waived except in the case of death, disability, termination of employment or a Change of Control. If the issuance, vesting and/or transfer of ownership of Restricted Shares granted under this Plan is contingent upon the attainment of Performance Goals during a designated Performance Period, the Award shall also be considered a Performance Award and shall be subject to the provisions of Section 6(b) as well as those of this Section 6(c). Awards of Restricted Shares under this Plan shall be subject to the following conditions and procedures:

(i)	Issuance of Stock Certificates. At the time specified for issuance of the Restricted Shares under the applicable Award Agreement, the stock certificate or certificates representing Restricted Shares shall be registered in the name of the Participant to whom such Restricted Shares shall have been awarded. During the Restriction Period, certificates representing the Restricted Shares shall bear a restrictive legend to the effect that the Restricted Shares are subject to the restrictions, terms and conditions provided in this Plan and the applicable Award Agreement. Such certificates shall remain in the custody of the Company and the Participant shall deposit with the Company stock powers or other instruments of assignment, each endorsed in blank, so as to permit retransfer to the Company of all or any portion of the Restricted Shares that shall be forfeited or otherwise not become vested in accordance with the Plan and the applicable Award Agreement.

(ii)	Status of Restricted Shares. Restricted Shares which have been issued in accordance with an Award Agreement shall constitute issued and outstanding shares of Common Stock for all corporate purposes.

(iii)

Participant Rights With Respect to Issued Restricted Shares.    The Participant will have the right to vote issued Restricted Shares, to receive and retain all dividends and distributions paid or distributed on such Restricted Shares, and to exercise all other rights, powers and privileges of a holder of Common Stock with respect to such Restricted Shares; except that (A) the Participant will not be entitled to delivery of the stock certificate or certificates representing such Restricted Shares until the Restriction Period shall have expired and unless all other vesting requirements with respect thereto

APPENDIX B

shall have been fulfilled or waived; (B) the Company will retain custody of the stock certificate or certificates representing the Restricted Shares during the Restriction Period; (C) any such dividends and distributions paid in shares of Common Stock shall constitute Restricted Shares and be subject to all of the same restrictions during the Restriction Period as the Restricted Shares with respect to which they were paid; (D) the Participant may not sell, assign, transfer, pledge, exchange, encumber or dispose of the Restricted Shares or his or her interest in any of them during the Restriction Period; and (E) a breach of any restrictions, terms or conditions provided in the Plan or established by the Committee with respect to any Restricted Shares will cause a forfeiture of such Restricted Shares.

(d)    Dividend Equivalents.    An Award granted to an Employee consisting of the right to receive payment of dividends declared and paid on all or a portion of the number of shares of Common Stock subject to a specified Award under this Plan, as determined by the Committee. The Committee is authorized to grant Dividend Equivalents to Participants subject to such terms and conditions as it may determine. The Committee may provide that Dividend Equivalents be paid or distributed when accrued or be deemed to have been reinvested in additional shares of Common Stock or otherwise reinvested.

(e)    SARs.    An Award granted to an Employee consisting of the right to receive the appreciation, if any, in the Fair Market Value of a share of Common Stock on the date of exercise over the Fair Market Value of a share of Common Stock on date of grant, multiplied by the number of SAR Units exercised by the Employee. Each SAR shall designate whether the payment of any such appreciation to an Employee shall be paid in cash, in shares of Common Stock or in a combination of cash and Common Stock. Each SAR granted as an Award under this Plan shall be subject to the provisions of this Plan and the applicable Award Agreement approved by the Committee pursuant to Section 6(b) governing that SAR.

6.    OTHER TERMS AND CONDITIONS

(a)    Assignability; Designation of Beneficiaries.

(i)

Prohibition on Transfer.    An Award shall be nontransferable and may not be sold, hypothecated, assigned, anticipated, alienated, commuted, pledged, encumbered or otherwise conveyed by a Participant (whether voluntarily or involuntarily) to any party, nor may any award be subject to attachment or garnishment by any creditor or a Participant; provided that in the event of the incapacity (as determined by the Plan Administrator) or death of the Participant (but subject to Section 6(m) of this Plan), his/her attorney-in-fact pursuant to a valid power of attorney giving general or specific authority to make elections with respect to outstanding Awards, his/her court-appointed guardian or the custodian of his/her affairs or the executor or administrator of his/her estate (as the case may be) may exercise any rights with respect to any vested Award that the Participant could have exercised if he/she were still alive or not incapacitated. No assignment or transfer of any Award or the rights represented thereby, whether voluntary, involuntary, or by operation of law or otherwise, except by will or the laws of descent and distribution, shall vest in the assignee or transferee any interest or right

APPENDIX B

herein whatsoever, and immediately upon any attempt to assign or transfer an Award, the Award shall terminate and be of no force or effect. Notwithstanding anything in this Section 6(a)(i) to the contrary, the Committee in its sole discretion may (but need not) permit transfers of Awards in other situations where the Committee concludes that such transferability (A) does not result in accelerated taxation, (B) does not cause any Option intended to be an Incentive Stock Option to fail to meet the statutory requirements for such Options referenced in Section 5(a), and (C) is otherwise appropriate and desirable, taking into account the impact on the Participant and the Company of applicable tax laws and/or securities laws as applied to transferable Awards.

(ii)	Designation of Beneficiaries. Notwithstanding anything in Section 6(a)(i) to the contrary, a Participant may designate a person or persons to receive, in the event of his death, any rights to which he would be entitled under an Award granted under this Plan (the extent permitted under the applicable Award Agreement). A beneficiary designation may be changed or revoked by a Participant at any time by filing a written statement of such change or revocation with the Company. Such a designation (or modification of designation) shall be made in writing, and filed with the office of the Company designated in the Award Agreement. If a Participant fails to designate a beneficiary, then Section 6(a)(i) will apply.

(b)    Award Agreement.    Awards made pursuant to the Plan shall be evidenced by Award Agreements in such form as the Committee shall, from time to time, approve, provided that such agreements shall comply with, reflect and be subject to all the terms of this Plan. The Award Agreement will state the characteristics of the Award and all terms and conditions applicable to the Award, provided that the provisions of this Plan which apply to an Award Agreement will be deemed incorporated in such agreement regardless of whether they are specifically reiterated in the text of the Award Agreement. Whenever an Employee is granted an Award under this Plan, the Plan Administrator shall have the responsibility to provide to the designated Participant an Award Agreement governing the particular Award executed on behalf of the Company and, if one has not been supplied previously, a copy of this Plan.

Notwithstanding the terms of any Award Agreement granting options, on and after the Effective Time as defined under the Agreement and Plan of Merger by and among Plum Creek Timber Company, Inc., Georgia-Pacific Corporation and the Spincos (as defined therein) dated July 18, 2000, the period of time a Participant shall have to exercise an option granted to him under an Award Agreement shall include any period of employment with Plum Creek Timber Company, Inc., provided that in no event shall such period extend beyond the 10th anniversary of the date of grant of such option as set forth in the Participant’s Award Agreement.

(c)    Rights as a Shareholder.    Except as otherwise specifically provided in this Plan or in any Award Agreement, a Participant shall have no rights as a shareholder with respect to shares of Common Stock covered by an Award until the date the Participant is the holder of record of such shares.

(d)    No Obligation to Exercise.    The grant of an Award shall impose no obligation upon the Participant to exercise the Award.

APPENDIX B

(e)    Payments by Participants.    No payments or contributions are required to be made by Participants in this Plan other than such payments as may be required under an applicable Award Agreement, as specified by the Committee. The Committee may determine that Awards for which a payment is due from a Participant may be payable: (i) in U. S. dollars by personal check, bank draft or money order payable to the order of the Company, by money transfers or direct account debits; (ii) through the delivery or deemed delivery based on attestation to the ownership of shares of Common Stock with a Fair Market Value on the date of delivery to the Company equal to the total payment due from the Participant; (iii) by a combination of the methods described in (i) and (ii) above; or (iv) by such other methods as the Committee may deem appropriate. If shares of Common Stock are to be used in payment pursuant to an Award and such shares were acquired upon the exercise of a stock option (whether or not granted under this Plan), such shares must have been held by the Participant for at least six months.

(f)    Tax Withholding.    The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state and local taxes (including the Participant’s FICA obligation) required to be withheld with respect to an Award or any dividends or other distributions payable with respect thereto. The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part, by (i) electing to have the Company withhold otherwise deliverable shares of Common Stock having a Fair Market Value not exceeding the minimum amount required to be withheld, (ii) delivering to the Company shares of Common Stock then owned by the Participant or (iii) such other methods as the Committee may deem appropriate. If shares of Common Stock are to be used in payment of such taxes and such shares were acquired upon the exercise of a stock option (whether or not granted under this Plan), such shares must have been held by the Participant for at least six months. The amount of the withholding obligation satisfied by shares of Common Stock withheld or delivered shall be the Fair Market Value of such shares determined as of the date that the taxes are required to be withheld.

(g)    Restrictions on Exercise.    No Option or SAR may be exercisable on or after the date which is the tenth anniversary of the date such Option or SAR was granted.

(h)    Surrender of Options.    The Committee, in its sole discretion, may incorporate one or more provisions in any Option granted under this Plan to allow a Participant to surrender his/her Option in whole or part in lieu of the exercise of all or part of that Option or in payment of any amounts due the Company upon the exercise of such Award. Such provision(s) may specify that the Committee may authorize such surrender after the grant, but before the exercise, of any such Option.

(i)    Additional Options Upon Exercise.    The Committee, in its sole discretion, may incorporate in any Option granted under this Plan a provision which requires the automatic grant of a new Option under this Plan (subject to the terms and limitations of this Plan) to any Participant who delivers shares of Common Stock as full or partial payment of the exercise price of the original Option. Any new Option granted in such a case (i) will be for the same number of shares of Common Stock as the Participant delivered in exercising the original Option, (ii) will have an exercise price equal to 100% of the Fair Market Value of the delivered shares on the date of such delivery (which shall be deemed to be the grant date for such new Option) and (iii) will have a term equal to the unexpired term of the original Option.

(j)    Requirements of Law.    The granting of Awards and the issuance of shares of Common Stock upon the exercise of Awards shall be subject to all applicable requirements imposed by federal and

APPENDIX B

state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any stock exchanges upon which the Common Stock may be listed. As a condition precedent to the issuance of shares of Common Stock pursuant to the grant or exercise of an Award, the Company may require the Participant to take any reasonable action to meet such requirements.

(k)    Non-Exclusivity of the Plan.    Neither the adoption of the Plan by the Board nor the submission of the Plan to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options and the awarding of stock and cash otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

(l)    Unfunded Plan.    Neither the Company nor any Subsidiary shall be required to segregate any cash or any shares of Common Stock which may at any time be represented by Awards, and the Plan shall constitute an “unfunded” plan of the Company. Neither the Company nor any Subsidiary shall, by any provisions of the Plan, be deemed to be a trustee of any Common Stock or any other property, and the liabilities of the Company and any subsidiary to any Employee pursuant to the Plan shall be those of a debtor pursuant to such contract obligations as are created by or pursuant to the Plan, and the rights of any Employee, former employee or beneficiary under the Plan shall be limited to those of a general creditor of the Company or the applicable Subsidiary, as the case may be. In its sole discretion, the Board may authorize the creation of trusts or other arrangements to meet the obligations of the Company under the Plan, provided, however, that the existence of such trusts or other arrangements shall be consistent with the unfunded status of the Plan.

(m)    Legends.    In addition to any legend contemplated by Section 5(c), each certificate evidencing Common Stock subject to an Award shall bear such legends as the Committee deems necessary or appropriate to reflect or refer to any terms, conditions or restrictions of the Award applicable to such shares, including, without limitation, any to the effect that the shares represented thereby may not be disposed of unless the Company has received an opinion of counsel, acceptable to the Company, that such disposition will not violate any federal or state securities laws.

(n)    Company’s Retirement and Welfare Plans.    The value of compensation under this Plan will not be included as “compensation” for purposes of computing the benefits payable to any participant under the Company’s retirement plans (both qualified and non- qualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a participant’s benefit. No compensation paid pursuant to any Award under this Plan will constitute “annual management incentive bonuses” for purposes of calculating benefits under any Executive Retirement Agreement covering any Employee.

(o)    Forfeitures.    Notwithstanding anything in this Plan to the contrary, to the extent permitted by applicable law:

(i)

Violations of Company Policies. Any Award under this Plan may be reduced by the Committee (including reduction to zero) in the event that it determines (in its sole discretion) that any act (or failure to act) by the Participant or the business unit for

APPENDIX B

which the Participant is responsible constitutes a deliberate violation of the Company’s standing corporate policies (as in effect from time to time) and/or a violation of federal, state or local statutes or regulations. The Company policies considered for this purpose will include in particular (but without limitation) the Company’s Code of Business Conduct and its antitrust, safety and environmental policies.

(ii)	For Cause Termination. If the Committee (in its sole discretion) determines that a Participant has been terminated for Cause, all of such Participant’s outstanding Awards under this Plan (whether or not vested under the terms of the applicable Award Agreement) shall terminate as of the Participant’s date of termination.

(p)    Requirement of Employment.    To be entitled to receive the benefit of an Award under this Plan, a Participant must remain in the employment of the Company or its Subsidiaries through the end of the applicable Performance Period or further Restriction Period; provided, however, that the Committee may provide for partial or complete exceptions to this requirement (e.g., in the case of retirement, death or disability) as it deems equitable in its sole discretion.

(q)    Code Section 162(m).    Except where the Committee deems it in the best interest of the Company, the Committee shall use its best efforts to grant Awards under this plan which will qualify as “performance based compensation” under Code Section 162(m) or under such other circumstances as the Committee deems likely to result in an income tax deduction for the Company for the full amount of the compensation paid with respect to such Awards.

(r)    Deferred Transfer of Shares Upon Exercise of Options.    The Committee may determine, either at the time of grant of an Award or later, whether, and to what extent and under what circumstances, the transfer of shares issuable in connection with the exercise of a Non-Qualified Stock Option may be deferred at the election of the affected Participant.

7.    PLAN ADMINISTRATION

(a)    Committee as Plan Administrator.    This Plan shall be administered by the Committee. The Committee shall periodically make determinations with respect to the participation of Employees in this Plan and, except as otherwise required by law or this Plan, the grant terms of Awards including vesting schedules, price, performance standards (including Performance Goals), length of relevant performance, restriction or option period, dividend rights, post-retirement and termination rights, payment alternatives such as cash, stock, contingent awards or other means of payment consistent with the purposes of this Plan, and such other terms and conditions as the Committee deems appropriate. Except as otherwise expressly required by this Plan, the Committee shall have the complete authority and absolute discretion to interpret and construe the provisions of this Plan and the Award Agreements and make determinations pursuant to any Plan provision or Award Agreement which shall be final and binding on all persons. No member of the Committee shall be liable to any person for any action taken or omitted in connection with the interpretation and administration of this Plan unless attributable to the member’s own willful misconduct or lack of good faith.

(b)    Delegation.    The Committee, in its sole discretion and on such terms and conditions as it may provide, may delegate all or any part of its authority and powers under this Plan to one or more

APPENDIX B

directors or officers of the Company; provided, however, that the Committee may not delegate its authority and powers (i) to identify Participants under this Plan, (ii) to make or adjust Awards under this Plan or (iii) in any way which would jeopardize this Plan’s qualification under Section 162(m) of the Code.

(c)    Determinations Final.    All determinations and decisions made by the Committee, the Board and any delegate of the Committee appointed in accordance with Section 7(b) shall be final, conclusive, and binding on all persons, and shall be given the maximum deference permitted by law.

8.    AMENDMENTS AND TERMINATION

(a)    Authority to Amend or Terminate.    Except as otherwise provided in this Plan, the Board may at any time terminate and, from time to time, may amend or modify this Plan. Any such action of the Board may be taken without the approval of the Company’s shareholders, but only to the extent that such shareholder approval is not required by applicable law or regulation.

(b)    Awards Previously Granted.    At any time and from time to time, the Committee may amend, modify or terminate any outstanding Award without approval of the Participant; provided, however, that such amendment, modification or termination shall not, without the Participant’s consent, reduce or diminish the value of such Award determined as if the Award had been vested, exercised, cashed in or otherwise settled on the later of the effective date or execution date of such amendment or termination; and provided further that, except as otherwise provided in Section 9 of this Plan or approved in advance by the Company’s shareholders, the term of an outstanding Option may not be extended, and the exercise price of an outstanding Option may not be reduced, directly or indirectly, whether through direct amendment to the exercise price, through cancellation and replacement of the Option, or otherwise. Notwithstanding the foregoing, the Company may effect a one-time exchange offer to be commenced in the discretion of the Company no sooner than May 6, 2003 and no later than the 2004 annual meeting of the Company’s shareholders, upon the terms and conditions described in the Company’s proxy statement for the 2003 annual meeting of the Company’s shareholders and in a Schedule TO to be filed with the Securities and Exchange Commission on or about May 6, 2003, as the same may be amended (the “2003 Exchange Offer”).

(c)    Limitations.    Notwithstanding the foregoing: (i) no amendment may, without the approval of the shareholders of the Company, (A) increase any of the grant limitations under Section 4 of this Plan, (B) extend the term of this Plan, (C) materially change the eligibility provisions of the Plan, or (D) change the provisions governing the minimum exercise price for Options; (ii) no amendment, modification or termination shall in any manner adversely affect a Participant’s rights under any Awards theretofore granted to a Participant under this Plan without the consent of such Participant; and (iii) no amendment may change any Performance Goal or increase the compensation payable for the achievement of a Performance Goal, after the Committee has established such Performance Goal with respect to a Performance Award.

9.    CORPORATE RESTRUCTURING

(a)    No Bar to Corporate Restructuring.    The existence of this Plan or outstanding Award under this Plan shall not affect in any way the right or power of the Company or its shareholders (i) to make or

APPENDIX B

authorize any and all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, (ii) to issue bonds, debentures, preferred or preference stocks ahead of or affecting the Common Stock or the rights thereof, to dissolve or liquidate the Company, (iii) to sell or transfer all or part of its assets or business or (iv) to effect any other corporate act or proceeding, whether of a similar character or otherwise.

(b)    Capital Readjustments/Award Modifications.    The Awards under this Plan involving Common Stock will be made in shares of the Common Stock as constituted on the date the Award is granted, but shares of stock actually issued in connection with an Award shall reflect the adjustments (if any) with respect to the Common Stock in connection with such Award contemplated in this Section 9(b). In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, or extraordinary distribution with respect to the Common Stock or other change in corporate structure affecting the Common Stock, the Plan Administrator shall have the authority to make such substitution or adjustments in the aggregate number and kind of shares reserved for issuance under the Plan, in the maximum number of shares which may be granted in any calendar year and in the number, kind and exercise price of shares subject to outstanding Awards and/or such other equitable substitution or adjustments as it may determine in its sole discretion to be appropriate to ensure that all Participants are treated equitably as a result of any such event. Any such adjustment may provide for the elimination of fractional shares. Any shares accruing to outstanding Awards as a result of any adjustment under this Section 9(b) will be subject to the same restrictions (and have the same terms and conditions) as the Awards to which they accrue.

10.    NO RIGHT TO EMPLOYMENT

No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or a Subsidiary. Nothing in this Plan shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant’s employment at any time, nor confer upon any Participant any right to continue in the employ of the Company or any Subsidiary.

11.    CHANGE OF CONTROL

(a)    Special Rights Upon Change of Control.    Notwithstanding anything contained in this Plan or any Award Agreement to the contrary, in the event of a Change of Control, as defined below:

(i)	Lapse of Restrictions; Acceleration of Exercise and/or Vesting. All restrictions relating to the exercise or vesting of any Award shall automatically lapse and any time periods relating to the exercise or vesting of any Award shall automatically be accelerated so that all such Awards may be immediately exercised and shall be vested in full immediately before the date of such Change of Control; and all Performance Goals applicable to any Award shall be deemed automatically satisfied with respect to the maximum compensation attainable pursuant to all such Awards, so that all of such compensation shall be immediately vested and payable as of the date of such Change of Control;

APPENDIX B

(ii)	Election of Cash or Stock Distribution. The Committee may, in its sole discretion, at any time before or after any Award is made or granted, provide that upon exercise or vesting of an Award during the 60-day period from and after the date of a Change of Control, the Participant may, in lieu of the receipt of Common Stock upon the exercise or vesting of any Award, elect by written notice to the Company to receive an amount in cash equal to the excess, if any, of the aggregate Value (as defined below) of the shares of Common Stock covered by the Award or portion thereof surrendered determined on the date the Award is exercised or vested (as the case may be), over the aggregate exercise price of the Award, if any. As used in this Section 11(a)(ii) the term “Value” means the higher of (i) the highest Fair Market Value during the 60-day period from and after the date of a Change of Control and (ii) if the Change of Control is the result of a transaction or series of transactions described in paragraphs (i) or (iii) of Section 11(b), the highest price per share of the Common Stock paid in such transaction or series of transactions (which, in the case of paragraph (i), shall be the highest price per share of the Common Stock as reflected in a Schedule 13D filed by the person having made the acquisition);

(iii)	Extended Exercise Period. Following a Change of Control, if a Participant’s employment terminates for any reason other than retirement or death, any Options held by such Participant may be exercised by such Participant until the earlier of ninety (90) days after the termination of employment or the expiration date of such Options, provided, however, that this provision shall not reduce the exercise period otherwise authorized under the applicable Award Agreement; and

(iv)	Awards Non-Cancellable. All Awards shall become non-cancellable.

(b)    Definition of “Change of Control”.    A “Change of Control” of the Company shall be deemed to have occurred upon the happening of any of the following events:

(i)	Acquisition of Stock. The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this Section 11(b)(i), the following acquisitions shall not constitute a Change of Control: (A) any acquisition by a Person who on the Effective Date is the beneficial owner of 20% or more of the Outstanding Company Voting Securities; (B) any acquisition directly from the Company, including without limitation, a public offering of securities, (C) any acquisition by the Company, (D) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its Subsidiaries or (E) any acquisition by any corporation pursuant to a transaction which complies with subparagraphs (A), (B) and (C) of Section 11(c)(iii);

(ii)

Change in Board Membership.    Individuals who constitute the Board as of the Effective Date hereof (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to

APPENDIX B

the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election or removal of the directors of the Company or other actual or threatened solicitation of proxies of consents by or on behalf of a Person other than the Board; or

(iii)	Shareholder-Approved Reorganization, Merger or Consolidation. Consummation of a reorganization, merger or consolidation to which the Company is a party or a sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case unless, following such Business Combination: (A) all or substantially all of the individuals and entities who were the beneficial owners of Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the combined voting power of the outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from the Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) (the “Successor Entity”) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Voting Securities; and (B) no Person (excluding any Successor Entity or any employee benefit plan, or related trust, of the Company or such Successor Entity beneficially owns, directly or indirectly, 20% or more of the combined voting power of the then outstanding voting securities of the Successor Entity, except to the extent that such ownership existed prior to the Business Combination; and (C) at least a majority of the members of the board of directors of the Successor Entity were members of the Incumbent Board (including persons deemed to be members of the Incumbent Board by reason of the proviso to paragraph (ii) of this Section 11(b)) at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

(iv)	Liquidation or Dissolution. Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

12.    GOVERNING LAW

To the extent that federal laws do not otherwise control, this Plan shall be construed in accordance with and governed by the law of the State of Georgia.

13.    CAPTIONS

Captions are provided herein for convenience of reference only, and shall not serve as a basis for interpretation or construction of this Plan.

APPENDIX B

14.    RESERVATION OF SHARES

The Company, during the term of the Plan, will at all times reserve and keep available such number of shares of Common Stock as shall be sufficient to satisfy the requirements of the Plan. The final and unappealable inability of the Company to obtain the necessary approvals from any regulatory body having jurisdiction or approval deemed necessary by the Company’s counsel to the lawful issuance and sale of any shares of Common Stock under the Plan shall relieve the Company of any liability in respect of the nonissuance or sale of such shares of Common Stock as to which such requisite authority shall not have been obtained.

15.    SAVINGS CLAUSE

This Plan is intended to comply in all aspects with applicable law and regulations. In case any one or more of the provisions of this Plan shall be held invalid, illegal or unenforceable in any respect under applicable law and regulation, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and the invalid, illegal or unenforceable provision shall be deemed null and void; however, to the extent permitted by law, any provision which could be deemed null and void shall first be construed, interpreted or revised retroactively to permit this Plan to be construed in compliance with all applicable laws so as to foster the intent of this Plan.

16.    EFFECTIVE DATE AND TERM

The effective date (the “Effective Date”) of this Plan shall be November 4, 1997. If shareholder approval is not obtained on or before November 4, 1998, this Plan shall terminate on such date. No new Awards shall be granted under this Plan after the tenth anniversary of the Effective Date. Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted hereunder may, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under any such Award shall, continue after the authority for grant of new Awards hereunder has been exhausted; provided, however, that notwithstanding anything in this sentence to the contrary, except as otherwise provided in Section 9 of this Plan, the exercise price of any Award of Options granted under this Plan may not be reduced.

APPENDIX C

GEORGIA-PACIFIC CORPORATION

SHORT-TERM INCENTIVE PLAN

SECTION 1.    PURPOSE

The purpose of this Plan is to set forth the terms and conditions for the payment of annual cash bonuses to Participants. Under the Plan, the incentive compensation “pool” will be funded based solely on performance as measured against established business and/or financial goals at multiple Organizational Levels. Once funded, a designated percentage of the incentive compensation “pool” will be allocated pro rata based on the actual performance of the applicable Organizational Level, with the remainder allocated in the discretion of management to reward individual performance.

SECTION 2.    DEFINITIONS

2.1    “Achieved Performance Percentage” means, with respect to each Performance Measure applicable to an Organizational Level for a calendar year, such Organizational Level’s actual performance expressed as a percentage of the “target” Performance Goal. Where an Organizational Level’s performance falls between Performance Goal levels, the Achieved Performance Percentage shall be determined by interpolation. If the actual performance with respect to a Performance Goal for an Organizational Level is less than “threshold,” then the Achieved Performance Percentage with respect to that Performance Measure shall be zero.

2.2    “Affected Officer” means for a given calendar year any officer of Georgia-Pacific Corporation who, in the judgment of the Committee, may receive total compensation for that calendar year in excess of the limit on tax-deductible compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended.

2.3    “Bonus Pool” means the total dollar amount determined in Section 4.3 which will fund the Plan and be available for allocation pursuant to Section 5.

2.4    “CEO” means the Chairman and Chief Executive Officer of Georgia-Pacific Corporation.

2.5    “Committee” means the Compensation Committee of the Board of Directors of Georgia-Pacific Corporation.

2.6    “Compensation” means a Participant’s annualized rate of pay as of December 31 of the applicable calendar year.

2.7    “Corporation” means Georgia-Pacific Corporation and its subsidiaries.

2.8    “Employee” means any exempt full-time, salaried employee of the Corporation.

2.9    “Executive Officer” means a Participant who holds the office of Senior Vice President or above.

2.10    “Organizational Level” means a level of the Corporation’s organizational structure identified by senior management for purposes of measuring performance under the terms of this Plan for a calendar year.

APPENDIX C

2.11    “Participant” means an Employee of the Corporation who, for a given calendar year, meets the eligibility standards of Section 3.

2.12    “Participant Funding Amount” means the amount calculated with respect to each Participant under Section 4.3(b).

2.13    “Performance Goal” means the financial or business goals established with respect to each Performance Measure applicable to an Organizational Level for a calendar year.

2.14    “Performance Measure” means one or more of the criteria set forth in Section 4.2 selected by senior management for a calendar year to measure performance at an Organizational Level.

2.15    “Performance Measure Weighting Percentage” means the percentage weighting accorded to each Performance Measure applicable to an Organizational Level. The total of the Performance Measure Weighting Percentages shall equal one hundred percent (100%).

2.16    “Plan” means the Georgia-Pacific Corporation Short-Term Incentive Plan as set forth in this document, as amended from time to time.

2.17    “President” means the President of Georgia-Pacific Corporation.

2.18    “Primary Organizational Level” means the Organizational Level with respect to which a Participant has primary responsibility or to which he or she is most closely aligned.

2.19    “Primary Level Weighting Percentage” means the percentage weighting given to a Participant’s Primary Organizational Level. The total of the Primary Level Weighting Percentage and the Secondary Level Weighting Percentage(s), if any, shall equal one hundred percent (100%).

2.20    “Secondary Level Weighting Percentage” means the percentage weighting given to the performance of one or more Secondary Organizational Levels. The total of the Primary Level Weighting Percentage and the Secondary Level Weighting Percentage(s), if any, shall equal one hundred percent (100%).

2.21    “Secondary Organizational Level” means a level of the Corporation’s organizational structure to which the Participant has significant (but not primary) responsibility or alignment.

2.22    “Target Bonus Percentage” means the percentage of a Participant’s Compensation that will be contributed to the Bonus Pool under this Plan if the Participant’s Organizational Level(s) achieves the “target” performance level with respect to each applicable Performance Goal.

SECTION 3.    ELIGIBILITY

An Employee will be a Participant in this Plan for a given calendar year if he or she does not participate in any other incentive compensation program maintained by the Corporation, other than a long-term incentive plan, and he or she is:

(a)    an officer of Georgia-Pacific Corporation during that year; or

APPENDIX C

(b)    employed on January 1 and is designated by the CEO, President or the Committee as a Participant at the beginning of that year; or

(c)    added as a Participant before the fourth quarter of that year by act of the CEO or President.

SECTION 4.    DETERMINATION OF BONUS POOL

4.1.    Determination of Standards.    Prior to March 31 of each calendar year, the Corporation will determine, in its discretion:

(a)    The applicable Performance Measures (from the comprehensive list set forth in Section 4.2 below) applicable to each Organizational Level;

(b)    The applicable Performance Measure Weighting Percentage for each Performance Measure at each Organizational Level;

(c)    The applicable Primary Level Weighting Percentage for each Organizational Level;

(d)    The applicable Secondary Level Weighting Percentage, if any, for each Organizational Level;

(e)    The threshold, target and maximum Performance Goals with respect to each Performance Measure established for an Organizational Level;

(f)    Each Participant’s Target Bonus Percentage.

Notwithstanding the foregoing, the Committee must approve all standards applicable to Executive Officers and must designate any Affected Officers for such calendar year.

4.2.    Performance Measures.    The Corporation in its discretion may select one or more of the following Performance Measures to measure the performance of any Organizational Level or any combination of Organizational Levels:

Earnings before interest and taxes;

Free cash flow;

Return on net assets;

Net earnings;

Earnings per share;

Net sales growth;

Net income (before or after taxes);

Net operating profit;

Return measures (including, but not limited to return on assets, capital, equity or sales);

Cash flow (including, but not limited to, operating cash flow and free cash flow and cash flow return on capital)

Earnings before or after taxes, interest, depreciation and/or amortization;

Gross or operating margins;

Productivity;

Share price (including, but not limited to, growth measures and total shareholder return);

APPENDIX C

Expense targets;

Margins;

Operating efficiency;

Customer satisfaction;

Working capital targets;

Cost control measures;

Quality measures; and

Economic Value Added (relative or absolute).

Notwithstanding the foregoing, the Committee must approve the Performance Measures applicable to any Organizational Level in which an Executive Officer is included.

4.3    Funding of Bonus Pool.

(a)    The Bonus Pool shall equal the sum of the Participant Funding Amounts as calculated in 4.3(b) below for each Participant in the Plan for a calendar year. Following determination of the total amount of the Bonus Pool, such Bonus Pool shall be allocated in accordance with Section 5.

(b)    The Participant Funding Amount shall be calculated as follows:

(1)	multiply the Achieved Performance Percentage determined for each Performance Measure applicable to the Participant’s Primary Organizational Level by the Performance Measurement Weighting Percentage assigned to each such Performance Measure;

(2)	multiply the sum of the results determined in (1) above by the Primary Level Weighting Percentage applicable to the Participant;

(3)	where a Participant’s performance is based in part on the performance of one or more Secondary Organizational Levels, repeat step (1) above with respect to each Secondary Organizational Level and multiply the result by the applicable Secondary Level Weighting Percentage;

(4)	multiply the sum of (2) and (3) above by the product of Participant’s Target Bonus Percentage and Participant’s Compensation.

SECTION 5.    ALLOCATION OF BONUS POOL

5.1    General.    The Bonus Pool shall consist of a “Discretionary Component” and a “Non-Discretionary Component.” Prior to March 31 of each calendar year, the Committee will determine the percentage of the Bonus Pool to be allocated to the Discretionary Component (the “Discretionary Allocation Percentage”) and the percentage to be allocated to the Non-Discretionary Component (the “Non-Discretionary Allocation Percentage”).

5.2.    Discretionary Allocation.    The Discretionary Component of the Bonus Pool for a calendar year shall equal the total Bonus Pool multiplied by the Discretionary Allocation Percentage for such calendar year. Management in its discretion shall determine the amount of the Discretionary Component,

APPENDIX C

if any, to award each Participant (other than the CEO or any Affected Officer) after reviewing his or her individual performance and contribution to the Corporation. The amount of the Discretionary Component awarded to the CEO or any Affected Officer shall be equal to his or her Participant Funding Amount multiplied by the Discretionary Allocation Percentage, which amount shall be subject to reduction by the Committee, in its discretion, after reviewing his or her individual performance and contribution to the Corporation. To the extent the amount of the Discretionary Component awarded to the CEO or any Affected Officer is reduced, the amount of such reduction shall not be reallocated to any other Participant.

5.3.    Non-Discretionary Allocation.    The Non-Discretionary Component of the Bonus Pool for a calendar year shall equal the total Bonus Pool multiplied by the Non-Discretionary Allocation Percentage for such calendar year. The Non-Discretionary Component of the Bonus Pool shall be allocated among Participants in an amount equal to his or her Participant Funding Amount multiplied by the Non-Discretionary Allocation Percentage. Notwithstanding the foregoing, in the event that management, in conjunction with the Executive Vice President–Human Resources, determines that a Participant’s performance warrants a lesser incentive compensation payment, such Participant’s allocation as described in this Section 5.3 may be reduced or forfeited. Any portion of a Participant’s allocation which is reduced or forfeited shall not be reallocated among other Participants.

SECTION 6.    PAYMENT OF AWARDS

6.1.    General.    Bonuses will be paid as soon as practicable after the calculation and allocation of the Bonus Pool as described above for each calendar year, but in no event later than March 15 following the end of that calendar year. Except as provided in Section 6.2, no bonus will be payable under this Plan for a calendar year to any Participant who (i) voluntarily terminates his or her employment with the Corporation during that year, or (ii) is involuntarily terminated by the Corporation for any reason during that calendar year.

6.2.    Prorated Bonus.    A Participant will be entitled to a bonus for a calendar year which is prorated to reflect the number of complete calendar months actually worked during that year and which will be payable at the same time bonuses for other Participants are paid for that calendar year, if the Participant

(a)	terminates employment during the calendar year after he or she has attained at least age 65 or has attained age 55 and accumulated at least ten (10) years of vesting service under the Georgia-Pacific Corporation Salaried 401(k) Plan;

(b)	dies during the calendar year;

(c)	becomes totally and permanently disabled (as determined by the Committee or its delegate pursuant to the standards of the Georgia-Pacific Corporation Salaried Long-Term Disability Plan, whether or not the Participant has enrolled in that plan); or

(d)	is added as a Participant prior to October 1 of any calendar year by act of the President or CEO.

A prorated bonus will be payable, to the extent required by applicable law, to any Participant who works on a part-time basis for all or a portion of a given calendar year. A prorated bonus also will be

APPENDIX C

payable under this Plan to any other Participant upon the specific approval of the CEO or President provided that, the approval of the Committee shall be required in the case of the CEO, President or an Affected Officer.

6.3.    Death.    In the event of the death of a Participant, any bonus payable to, or on his or her behalf under this Plan will be paid, first, to the surviving spouse (if any) and, if there is no surviving spouse, to his or her estate.

SECTION 7.    MAXIMUM TOTAL BONUS

Notwithstanding anything in this Plan to the contrary, no Participant may receive a bonus under this Plan in any calendar year which in total exceeds $3,500,000; provided further that the maximum bonus payable under this Plan in any calendar year to the CEO or any Affected Officer shall not exceed the Participant Funding Amount determined for such individual.

SECTION 8.    ADMINISTRATION

The Plan will be administered by the Committee. Decisions and determinations by the Committee shall be final and binding upon all parties, including the Corporation, shareholders, Participants and other employees. The Committee shall have the authority to administer the Plan, make all determinations with respect to the construction and application of the Plan and the resolutions establishing the Plan, adopt and revise rules and regulations relating to the Plan and make any other determinations which it believes necessary or advisable for the administration of the Plan. No member of the Committee shall be liable to any person for any action taken or omitted in connection with the interpretation and administration of this Plan.

The Committee is expressly authorized to appoint one or more individuals, who need not be members of the Committee, or entities to administer the Plan and to make all determinations with respect to the construction and application of the Plan, and otherwise exercise all powers vested in the Committee under the Plan. Such agents shall serve at the pleasure of the Committee. The decisions of any such agents taken within the scope of his or her authority will have the same effect as decisions by the Committee.

SECTION 9.    AMENDMENT OR TERMINATION

The Board, by action of the Committee, expressly reserves the right to amend or terminate the Plan at any time.

SECTION 10.    MISCELLANEOUS

10.1.    Bonuses Unfunded.    Any bonuses payable pursuant to the Plan (if any) shall be paid solely from the general assets of the Corporation.

10.2.    Taxation of Bonuses.    Bonuses paid under the Plan will be compensation subject to tax witholding in accordance with applicable law.

APPENDIX C

10.3.    Spendthrift Clause.    A Participant may not assign, anticipate, alienate, commute, pledge or encumber any bonus to which he or she may become entitled under the Plan, nor are the bonuses subject to attachment or garnishment by any creditor.

10.4.    No Contract of Employment.    Participation in this Plan shall not constitute an agreement (1) of the Participant to remain in the employ of and to render his/her services to the Corporation or (2) of the Corporation to continue to employ such Participant, and the Corporation may terminate the employment of a Participant at any time with or without cause.

10.5.    Deletion of Participants.    Notwithstanding anything in this Plan to the contrary, the CEO or President in his sole discretion may delete any Employee from the Participant group for a calendar year.

10.6.    Effective Date.    This Plan shall become effective as of January 1, 2003.

Please mark your votes as in this example.

7654

This Proxy, when properly executed, will be voted as directed. If no instructions are specified, this proxy will be voted “FOR ALL” nominees named in Proposal 1 and “FOR” Proposals 2, 3 and 4 and in the discretion of the persons named as proxies on all other matters that may properly come before the Annual Meeting and at any postponement or adjournment thereof. However, if no instructions are specified for voting of your shares that are held by the trustees of our benefit plans, the trustees will not vote such shares.

The Board of Directors recommends a vote FOR Proposals 1, 2, 3 and 4.

FOR WITHHELD

1. Election of Directors

(see reverse)

For, except vote withheld from the following nominee(s):

FOR AGAINST ABSTAIN

2. Proposal to amend the Georgia-Pacific Corporation Long-Term Incentive Plan to add stock appreciation rights, known as SARs, as permitted awards under the plan.

3. Proposal to approve the Georgia-Pacific Corporation Short-Term Incentive Plan so that incentive compensation awards paid under the plan will be fully deductible under 162(m) of the Internal Revenue Code of 1986, as amended.

4. Proposal to ratify the appointment of our independent auditors, Ernst & Young LLP, as auditors for our fiscal year ending January 1, 2005.

I plan to Change of address on reverse side.

attend the Annual Meeting.

SIGNATURE (S) DATE

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

This Proxy revokes all prior proxies with respect to the Annual Meeting and may be revoked prior to its exercise. No proposal above is conditioned on or related to any other proposal.

Receipt of the Notice of Meeting, Proxy Statement and Annual Report is hereby acknowledged.

FOLD AND DETACH HERE IF YOU ARE VOTING BY MAIL

GEORGIA-PACIFIC CORPORATION 133 PEACHTREE STREET, N.E. ATLANTA, GEORGIA 30303

Georgia-Pacific Corporation

Proxy Solicited by the Board of Directors for Annual Meeting of Shareholders—May 4, 2004 IF YOU WISH TO VOTE BY TELEPHONE OR INTERNET PLEASE READ THE INSTRUCTIONS BELOW

Georgia-Pacific Corporation encourages you to take advantage of convenient ways to vote your shares for matters to be considered at the 2004 Annual Meeting of Shareholders. Please take the opportunity to use one of the three convenient voting methods described below to cast your ballot.

VOTE BY PHONE — 1-877-779-8683 (1-877-PRX-VOTE)

Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week. Have your proxy card in hand when you call. You will be prompted to enter your Control Number, which is located above and then follow the simple instructions provided to you by the automated Vote Voice.

VOTE BY INTERNET — www.eproxyvote.com/gp

Use the Internet to vote your proxy 24 hours a day, 7 days a week. Have your proxy card in hand when you access the web site. You will be prompted to enter your Control Number, which is located above to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark and sign as your name appears on the attached proxy card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. Each joint owner or trustee should sign the proxy. If the shareholder is a corporation, the office of the person signing should be indicated.

ELECTRONIC DELIVERY OF PROXY MATERIALS

Sign up to receive next year’s Annual Report and proxy materials via the Internet rather than by mail. Next year, when the materials are available, we will send you an e-mail with instructions that will enable you to review these materials on-line. To sign up for this optional service, visit www.econsent.com/gp

IF YOU VOTE BY PHONE OR USE THE INTERNET, PLEASE DO NOT MAIL YOUR PROXY. THANK YOU FOR VOTING.

GEORGIA-PACIFIC CORPORATION

Proxy Solicited by the Board of Directors For Annual Meeting May 4, 2004

The undersigned hereby appoints (i) A.D. Correll, James F. Kelley and Kenneth F. Khoury, jointly and severally, proxies with full power of substitution and with discretionary authority to vote, as directed below, all shares of common stock of GEORGIA-PACIFIC CORPORATION owned of record by the undersigned, and which the undersigned is entitled to vote, and/or (ii) Vanguard Fiduciary Trust Company, as Trustee under the Georgia-Pacific Corporation Salaried 401(k) Plan and the Georgia-Pacific Corporation Hourly 401(k) Plan (the “Plans”), to vote in person or by proxy, as directed below, all shares of common stock of GEORGIA-PACIFIC CORPORATION allocated to any accounts of the undersigned under the Plans, in each case at the 2004 Annual Meeting of Shareholders to be held in the Auditorium at Georgia-Pacific Center, 133 Peachtree Street, N.E., Atlanta, Georgia 30303 on May 4, 2004 at 11:00 a.m., Eastern time, and any postponements or adjournments thereof.

Election of Directors

Nominees in Class II:

01) Barbara L. Bowles

02) Donald V. Fites

03) David R. Goode

04) Karen N. Horn

05) William R. Johnson

Nominee in Class III:

06) James B. Williams

Change of Address:

(If you have written in the above space, please mark the corresponding box on the reverse side of this card.)

Whether or not you plan to attend the Annual Meeting, you are urged to complete, date, sign and return this proxy in the accompanying envelope if you are voting by mail.

SEE REVERSE

SIDE

FOLD AND DETACH HERE IF YOU ARE VOTING BY MAIL ?

ADMISSION TICKET

ANNUAL MEETING OF SHAREHOLDERS

If you plan to attend the 2004 Annual Meeting of Shareholders, please mark the appropriate box on the reverse side of the attached Proxy Card. The meeting will be held on Tuesday, May 4, 2004, in the Auditorium at Georgia-Pacific Center, 133 Peachtree Street, N.E., Atlanta, Georgia 30303. The meeting will begin promptly at 11:00 a.m., Eastern time.

TO AVOID DELAY AT THE ENTRANCE, PLEASE PRESENT THIS TICKET

AGENDA:

ELECTION OF SIX DIRECTORS

VOTE ON PROPOSAL TO AMEND THE GEORGIA-PACIFIC CORPORATION LONG-TERM INCENTIVE PLAN TO

ADD STOCK APPRECIATION RIGHTS, KNOWN AS SARs, AS PERMITTED AWARDS UNDER THE PLAN

VOTE ON PROPOSAL TO APPROVE THE GEORGIA-PACIFIC CORPORATION SHORT-TERM INCENTIVE PLAN SO THAT INCENTIVE COMPENSATION AWARDS PAID UNDER THE PLAN WILL BE FULLY DEDUCTIBLE UNDER 162(m) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED

VOTE ON PROPOSAL TO RATIFY THE APPOINTMENT OF OUR INDEPENDENT AUDITORS, ERNST & YOUNG LLP, AS AUDITORS FOR OUR FISCAL YEAR ENDING JANUARY 1, 2005

TRANSACTION OF SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING

It is important that your shares are represented at this meeting, whether or not you attend the meeting in person.

To make sure your shares are represented, we urge you to complete and mail the attached Proxy Card or vote by phone or the Internet.

133 Peachtree Street NE (30303-1847)
P.O. Box 105605 Atlanta, Georgia 30348-5605 (404) 652-4000 www.gp.com

To:	Participants in the Georgia-Pacific Group Stock Fund of the Georgia-Pacific Corporation Salaried 401(k) Plan and the Georgia-Pacific Hourly 401(k) Plan (the “Plans”):

In connection with the Georgia-Pacific Corporation 2004 Annual Meeting of Shareholders to be held on May 4, 2004, enclosed are proxy materials with respect to shares allocated to you under the Plans.

Pursuant to the provisions of the Plans, Vanguard Fiduciary Trust Company, the Trustee under the Plans, cannot vote your allocable shares of Georgia-Pacific Corporation common stock on the matters to be acted on at the Annual Meeting without your specific voting instructions. Accordingly, in order for your allocable shares to be voted at the Annual Meeting, please provide voting instructions by one of the three voting methods set forth on the enclosed proxy card (and outlined below) to cast your ballot:

VOTE BY PHONE – Use any touch-tone phone to vote your proxy 24 hours a day, 7 days a week. Have your proxy card in hand when you call. You will be prompted to enter your Control Number, which is located on the enclosed proxy card and follow the simple instructions provided to you by the automated Vote Voice.

VOTE BY INTERNET – Use the Internet to vote your proxy 24 hours a day, 7 days a week. Have your proxy card in hand when you access the web site (www.eproxyvote.com/gp). You will be prompted to enter your Control Number, which is located on the enclosed proxy card, to obtain your records and create an electronic ballot.

VOTE BY MAIL – Mark and sign your name as it appears on the enclosed proxy card and return it promptly in the enclosed, self-addressed, postage-paid envelope

We urge you to provide your voting instructions promptly so that the Trustee may vote the shares allocable to you under the Plans in accordance with your wishes. If no instructions are specified for voting of your allocable shares under the Plans, the Trustee will not vote your shares.

Very truly yours,

Date: March 26, 2004	Kenneth F. Khoury
Vice President, Deputy General Counsel and Secretary